                                                                     EXHIBIT  10
                            STOCK PURCHASE AGREEMENT



                          Dated as of November 14, 1997


                                     between


                           Analysis & Technology, Inc.

                             Interactive Media Corp.

                                       and


         John A. Robic, M.A. Robert Weatherwax and Kevin S. Krom


                           With Respect to All of the


                                 Common Stock of



                                    UP, Inc.

                                  EXHIBIT LIST


Exhibit A         Escrow Agreement

Exhibit B.1       Form of Opinion of Counsel to Sellers

Exhibit B.2       Form of Opinion of Counsel to Buyer

Exhibit C         Form of Employment Agreements of Sellers

Exhibit D         Investment Letter

Exhibit E         Stockholders Agreement

                                 SCHEDULE INDEX


Schedule 2.2.1             Wire Transfer Accounts for Sellers

Schedule 2.3.2             Measured Projects

Schedule 2.3.4             Pro Forma Income Statement

Schedule 3.1.3             Requisite Consents and Approvals

Schedule 3.4.3             Jurisdictions of Qualification

Schedule 3.4.4 Officers and Directors of the Company and Powers of Attorney Granted by the Company

Schedule 3.6.1             Capital Stock of the Company

Schedule 3.6.2             Beneficial Owners of Record

Schedule 3.6.3 Warrants, Options and Other Rights with Respect to the Company's Shares

Schedule 3.6.4             Option Holders

Schedule 3.8               Equity Interests

Schedule 3.9               Financial Statements

Schedule 3.11.2(p)         Amendment, Default, Waiver, Failure Re: Contracts

Schedule 3.11.2(r)         Expenditures Exceeding $5,000

Schedule 3.12.10           IRS Ruling Requests

Schedule 3.13.1            Litigation, Claims and Investigations

Schedule 3.13.4            Governmental Investigations

Schedule 3.15.1            Employee Benefit Plans

Schedule 3.15.23           Employment Contracts

Schedule 3.15.28           Current Employees

Schedule 3.16.1            Owned and Leased Personal Property

Schedule 3.16.2            Leased Real Property

Schedule 3.16.3            Title to Tangible Personal Property

Schedule 3.16.5            Intellectual Property Assets

Schedule 3.15.5(h)         List of Computer Systems

Schedule 3.17.1            Binding Contracts

Schedule 3.17.1(a)         Unwritten/Oral Contracts

Schedule 3.17.2            Non-Binding Contracts

Schedule 3.17.3            Bids, Proposals and Requests

Schedule 3.17.4            Inactive Government Contracts

Schedule 3.18              Insurance

Schedule 3.20.1            Unbilled Costs and Fees

Schedule 3.20.2            Contracts, Negotiations and Bids Re:  New Jobs

Schedule 3.21              Licenses and Permits

Schedule 3.21.1 Authorizations Held In The Name Of Any Person Other Than The Company

Schedule 3.22              Intercompany Liabilities

Schedule 3.23              Bank Relationships

Schedule 3.24              Corporate Name

Schedule 3.28              Environmental Matters


                                       ii
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Schedule 4.6.1             Capital Stock of Buyer

Schedule 4.6.2             Preemptive Rights, Warrants, Options Re:  IMC Capital
                           Stock

Schedule 5.1(i)            Employees Hired After July 1, 1997

Schedule 5.6               Automobile Leases

                                TABLE OF CONTENTS


                                                                      Page

1.    DEFINITIONS......................................................1

2.    SALE OF SHARES AND CLOSING......................................10
      2.1.    Purchase and Sale of Shares.............................10
      2.2.    Purchase Price..........................................10
      2.3.    Contingent Payment......................................10
      2.4.    Closing.................................................14

3.    REPRESENTATIONS AND WARRANTIES OF SELLERS.......................14
      3.1.    Authority; Consents; Approvals..........................14
      3.2.    Execution and Delivery..................................15
      3.3.    No Conflicts or Violations..............................15
      3.4.    Organization and Standing of the Company................15
      3.5.    Corporate Documents and Records.........................16
      3.6.    Capital Stock of the Company............................16
      3.7.    Title to Shares.........................................17
      3.8.    Equity Interests........................................17
      3.9.    Financial Statements....................................17
      3.10.   No Undisclosed Liabilities..............................18
      3.11.   Absence of Changes or Events............................18
      3.12.   Taxes; Allowable Cost Audits............................21
      3.13.   Litigation, Claims, and Investigations..................23
      3.14.   Compliance With Laws....................................24
      3.15.   Employee and Labor Relations; Pension and Benefit
               Plans; ERISA...........................................24
      3.16.   Assets..................................................29
      3.17.   Contracts...............................................31
      3.18.   Operations Insurance....................................32
      3.19.   Customer Accounts Receivable; Inventories...............32
      3.20.   Unbilled Costs and Fees on Contracts....................33
      3.21.   Licenses and Permits....................................33
      3.22.   Intercompany Liabilities................................33
      3.23.   Bank Relationships......................................34
      3.24.   Corporate Name..........................................34
      3.25.   Effect of Transaction...................................34
      3.26.   Books and Records.......................................34
      3.27.   Disclosure..............................................34
      3.28.   Environmental Matters...................................34

4.    REPRESENTATIONS AND WARRANTIES OF BUYER.........................36
      4.1.    Organization............................................36
      4.2.    Authority...............................................36
      4.3.    No Conflicts or Violations..............................36
      4.4.    Litigation..............................................37
      4.5.    Purchase for Investment.................................37
      4.6.    Capital Stock of the Buyer..............................37

5.    COVENANTS OF SELLERS............................................38
      5.1.    Employee Matters........................................38
      5.2.    Participation in Benefit Plans..........................39
      5.3.    Tax Matters.............................................39
      5.4.    Use of Name.............................................39
      5.5.    Books and Records.......................................39
      5.6.    Automobile Leases.......................................39
      5.7.    Mind Q Agreement........................................40
      5.8.    Net Worth...............................................40

6.    COVENANTS OF BUYER AND A&T......................................40
      6.1.    Board Representation of Sellers' Representatives........40
      6.2.    Authorization and Reservation of Shares.................41
      6.3.    Guarantee of Buyer's Obligations........................41

7.    CONDITIONS TO OBLIGATIONS OF BUYER..............................41
      7.1.    Representations and Warranties..........................41
      7.2.    Performance.............................................41
      7.3.    Officer's Certificates..................................41
      7.4.    No Injunction...........................................42
      7.5.    No Proceeding or Litigation.............................42
      7.6.    Consents and Authorizations.............................42
      7.7.    No Adverse Change.......................................42
      7.8.    Opinion of Counsel......................................43
      7.9.    Stock Certificates......................................43
      7.10.   Access to Assets........................................43
      7.11.   Net Worth...............................................43
      7.12.   Employment Agreements...................................43
      7.13.   Release of Option Claims................................43
      7.14.   Assignment of Automobile Leases.........................43

8.    CONDITIONS TO OBLIGATIONS OF SELLERS............................43
      8.1.    Representations and Warranties..........................43

      8.2.    Performance.............................................43
      8.3.    Officer's Certificates..................................44
      8.4.    No Injunction...........................................44
      8.5.    No Proceeding or Litigation.............................44
      8.6.    Consents and Authorizations.............................44
      8.7.    Opinion of Counsel......................................44
      8.8.    Stock Authorizations....................................45
      8.9.    Employment Agreements...................................45

9.    SURVIVAL OF PROVISIONS..........................................45
      9.1.    Survival of Representations and Warranties..............45
      9.2.    Survival of Covenants and Agreements....................45
      9.3.    Pursuit of Claims; Indemnification Not Affected by
              Knowledge...............................................46
      9.4.    Exceptions to Sections 9.1 and 9.2......................46

10.   INDEMNIFICATION.................................................47
      10.1.   Indemnification by Sellers..............................47
      10.2.   Indemnification by Buyer................................48
      10.3.   Basket..................................................48
      10.4.   Non-Basket..............................................48
      10.5.   Cap.....................................................49
      10.6.   Indemnification Procedures..............................49
      10.7.   Procedures Relating to Tax Indemnification..............51
      10.8.   Indemnification Payments................................52
      10.9.   Escrow; Right of Set-Off................................52

11.   TERMINATION.....................................................52
      11.1.   Termination.............................................52
      11.2.   Effect of Termination...................................52

12.   MISCELLANEOUS...................................................53
      12.1.   Contingent Stock Payment................................53
      12.2.   Notices.................................................53
      12.3.   Covenant Not To Compete.................................54
      12.4.   Entire Agreement........................................55
      12.5.   Expenses................................................55
      12.6.   Public Announcements....................................55
      12.7.   Confidentiality.........................................56
      12.8.   Brokers.................................................56
      12.9.   Further Assurances......................................56
      12.10.  Waiver..................................................57
      12.11.  Amendment...............................................57

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      12.12.  Counterparts............................................57
      12.13.  Gender; Plurals, etc....................................57
      12.14.  Third Party Beneficiary.................................57
      12.15.  Governing Law...........................................57
      12.16.  Binding Effect..........................................57
      12.17.  No Assignment...........................................57
      12.18.  Severability............................................58

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                            STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of November 14, 1997, by and between and among Interactive Media Corp., a Delaware corporation ("Buyer"); Analysis & Technology, Inc., a Connecticut corporation ("A&T"); John A. Robic of Great Falls, Virginia ("Robic"), M.A. Robert Weatherwax of Reston, Virginia ("Weatherwax") and Kevin S. Krom of Fairfax, Virginia ("Krom") (each a "Seller" and collectively the "Sellers"); with reference to the following facts:

            WHEREAS, Sellers own all of the issued and outstanding common stock of UP, Inc., a Virginia corporation, (the "Company"); and

            WHEREAS, Buyer is a wholly owned subsidiary of A&T; and

            WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, on the terms and subject to the conditions set forth in this Agreement, all the issued and outstanding shares of common stock of the Company;

            NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1.    DEFINITIONS

            Whenever used in this Agreement, the following words and phrases shall mean:

                  1.1. "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

                  1.2. "Agreement" shall mean this Stock Purchase Agreement, together with the exhibits and schedules attached hereto.

                  1.3. "Appraised Value" shall mean the value per share of the common stock of Buyer on a Fully Diluted basis as established by an appraisal performed by an independent, professional appraiser retained by the board of directors, at the expense of Buyer. The Appraised Value shall be determined as of the Determination Date. In determining "Appraised Value," the appraiser shall treat all capital contributions to the

Buyer, which do not result in the issuance of additional Common Stock or other equity securities of Buyer, made by A&T or an Affiliate of A&T or the Buyer after July 1, 1997 as though the contributed capital had been loaned to the Company.

                  1.4. "Assets" shall mean all assets or properties of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) owned by a specified Person, including without limitation cash, cash equivalents, securities (including capital stock and securities of Affiliates), accounts and notes receivable, leasehold interests, contract rights, Books and Records, computer software, real estate, equipment, furniture, fixtures, insurance or annuities in force, intellectual property, goodwill, and going-concern value.

                  1.5.  "Automobile Leases" shall have the meaning set forth in
Section 5.6 and shall mean those leases enumerated on Schedule 5.6.

                  1.6. "Books and Records" shall mean all accounting, financial reporting, Taxes, business, marketing, legal, corporate, and other files, documents, instruments, papers, books, and records of a specified Person, including without limitation financial statements, budgets, projections, ledgers, journals, deeds, legal documents, title policies, manuals, minute books, stock certificates and books, stock transfer ledgers, Contracts, franchises, permits, licenses, investor lists, registered representative lists, reports, computer tapes, discs, and other files, retrieval programs, operating data or plans, and environmental studies or plans.

                  1.7. "Buyer" shall mean Interactive Media Corp., a Delaware corporation.

                  1.8. "Buyer Party" shall mean Buyer, any Affiliate of Buyer (including the Company after the Closing), or any officer, director, or employee of Buyer or of any Affiliate of Buyer, including A&T.

                  1.9. "Change in Control of A&T" shall mean any of the following events: (i) an acquisition of any voting securities of A&T (the "Voting Securities") by any "Person" (as the term person is used for purposes of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") except that a Person shall not include any employee benefit plan maintained by A&T) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty one percent (51%) or more of the combined voting power of A&T's then outstanding voting securities; (ii) a merger, involving A&T in which A&T is not the surviving corporation; or (iii) a sale or other disposition of all or substantially all of the assets of A&T to any Person.

                  1.10. "Change in Control of Buyer" shall mean any of the following events: (i) an acquisition (other than directly from Buyer) of any voting securities of Buyer (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") except that a Person shall not include any employee benefit plan maintained by Buyer) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty one percent (51%) or more of the combined voting power of Buyer's then outstanding voting securities; (ii) a merger, involving Buyer in which Buyer is not the surviving corporation; or
(iii) a sale or other disposition of all or substantially all of the assets of Buyer to any Person.

                  1.11. "Closing" shall mean the closing of the transactions contemplated by Section 2 of this Agreement.

                  1.12. "Closing Cash Amount" shall have the meaning set forth in Section 2.2.1.

                  1.13. "Closing Date" shall mean November 14, 1997, or such other date as Buyer and Sellers may agree upon in writing.

                  1.14. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder.

                  1.15. "Code" shall mean the Internal Revenue Code of 1986, as amended (including without limitation any successor code), and the rules and regulations promulgated thereunder.

                  1.16. "Common Stock" shall mean the common stock of the Company which has been issued and is outstanding prior to the Closing.

                  1.17. "Company" shall mean UP, Inc., a Virginia corporation.

                  1.18. "Contingent Cash Payment" shall mean the payments, if any, that may become payable to Sellers in cash pursuant to Section 2.3.1 or
Section 2.3.2 hereof.

                  1.19. "Contingent Stock Payment" shall mean the payments in Common Stock of Buyer, if any, that may become payable to Sellers pursuant to
Section 2.3.3 hereof.

                  1.20. "Contingent Stock Election" shall have the meaning ascribed to such term in Section 2.3.3 hereof.

                  1.21. "Contract" shall mean any agreement, lease, sublease, license, franchise, power of attorney, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, or other contract or commitment (whether written or oral).

                  1.22. "Damages" shall mean any and all monetary damages, Liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including without limitation punitive, treble, or other exemplary or extra contractual damages, amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, actuaries, environmental consultants, engineers, and geologists, and other experts, and other expenses of litigation or of any claim, default, or assessment).

                  1.23. "Determination Date Income Statement" shall have the meaning set forth in Section 2.3.4 hereof.

                  1.24. "Disclosed Contracts" shall mean all of the executed written agreements (including executed written amendments and modifications) listed on Schedule 3.17.1.

                  1.25. "Employee Benefit Plan" shall have the meaning ascribed to it in Section 3.15 hereof.

                  1.26. "Environmental Claim" shall mean any accusations, allegations, investigations, notice of violation, fines, penalties, action, claim, Lien, demand, abatement or other writ, judgment, decree, suit, proceeding, injunction, or similar order or direction (conditional or otherwise) by any governmental or quasi-governmental authority or any Person for or relating to personal injury (including sickness, disease, or death), tangible or intangible property damage, damage to or other adverse effect on the environment (including natural resources), nuisance, pollution, or contamination, if resulting from or based upon: (i) the existence, or the continuation of the existence, of a Release of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other Release in, into, or onto the environment (including without limitation the air, soil, surface water, or ground water) at, in, by, from, or related to any real property owned or leased by the Company or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment, or disposal of Hazardous Materials; or (iii) the violation or alleged violation of any Environmental Laws or any order or Environmental Permits of or from any governmental authority relating to environmental matters.

                  1.27. "Environmental Law" shall mean any Law concerning Releases into any part of the natural environment or concerning activities that might result in damage to the natural environment or any Law relating to the environment or to protecting or improving the quality of the natural environment and protecting public and employee health and safety, including without limitation the Comprehensive Environment Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C. Section 2601 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) as such Laws are amended or supplemented, and the regulations promulgated thereto, and any and all analogous state or local statutes.

                  1.28. "Environmental Lien" shall mean any Lien in favor of any governmental entity for Environmental Claims or Remedial Actions.

                  1.29. "Environmental Permit" shall mean any permit, approval, authorization, license variance, registration, or permission required under any Environmental Laws and all supporting documents associated therewith.

                  1.30. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

                  1.31. "ERISA Affiliate" shall mean any Person under common control (as defined in Section 414 of the Code), or treated (under Section 414(b), (c), (m), or (o) of the Code) as a single employer, with Sellers or the Company.

                  1.32. "Escrow Agreement" shall have the meaning ascribed to that term in Section 2.2.2 hereof.

                  1.33. "Financial Statements" shall have the meaning ascribed to that term in Section 3.9 hereof.

                  1.34. "First Determination Date" shall have the meaning set forth in Section 2.3.1 hereof.

                  1.35. "Fully Diluted" shall mean, with reference to determining the Appraised Value per share of Buyer's common stock, the number of issued and outstanding shares of Buyer, shares reserved for issuance pursuant to stock option plans, agreements or other contractual obligations of Buyer, and the Contingent Stock Payment provided for herein.

                  1.36. "Funded Project Amount" shall have the meaning ascribed to that term in Section 1.37 hereof.

                  1.37. "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

                  1.38. "Gross Margin" shall be the percentage calculated and averaged (on a mean average basis) for all Measured Projects completed prior to the First Determination Date, which results from subtracting the direct costs charged to each Measured Project from the aggregate dollar amount allocated by the customer for completion of the Project (the "Funded Project Amount") and dividing the resulting gross profit by the Funded Project Amount, after adjusting project management personnel to be a 10% direct charge and deleting other direct costs form the calculation.

                  1.39. "Hazardous Materials" shall mean any chemical, substance, material, or waste which is regulated by any state or local governmental authority, or by the United States or other national government, including without limitation: (a) petroleum, petroleum products, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, flammable substances, explosives, and radioactive materials; (b) any other material or substance which is defined, now or hereafter, as a "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "subject waste," "contaminant," "toxic waste," "pollutant," or "toxic substance" under any provision of Environmental Law; and (c) any other chemical, material, or substance, the exposure or presence of which is now or hereafter prohibited, limited, or regulated by or which requires investigation or remediation under any Environmental Law.

                  1.40. "HSR Act" shall mean Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

                  1.41. "Indemnitee" shall mean a Person claiming indemnification under Section 10 hereof.

                  1.42. "Indemnifying Party" shall mean a Person against whom claims of indemnification are being asserted under Section 10 hereof.

                  1.43. "Intellectual Property Assets" shall mean, on a world-wide basis, all business names, fictitious names, tradenames, trademarks, service marks, all common law rights therein, and all registrations and applications therefor (collectively the "Trademarks"), all patents and patent applications (collectively, the "Patents"), all copyrights, copyright applications and registrations in both published and unpublished works (collectively, the "Copyrights"), and all know-how, trade secrets, confidential information, software not previously copyrighted, technical information, and other proprietary information (collectively, the "Proprietary Information"), owned, controlled, used or licensed by the Company in the conduct of its business, whether in the United States or any foreign country.

                  1.44. "IRS" shall mean the United States Internal Revenue Service or any successor agency.

                  1.45. "Laws" shall mean all laws (including Environmental
Laws), statutes, ordinances, regulations, and other pronouncements having the effect of law of the United States of America, any foreign country, or any domestic or foreign state, province, commonwealth, city, county, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

                  1.46. "Liabilities" shall mean all debts, obligations, and other liabilities of any nature (whether absolute, accrued, contingent, fixed, or otherwise, or whether due or to become due) of a Person.

                  1.47. "Lien" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, option, lien, adverse claim, levy, charge, or other encumbrance or restriction of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing.

                  1.48. "Material Adverse Effect" shall mean: (i) an act, omission, occurrence or event which will or may reasonably be expected to result in, or has resulted in, a Liability of the Company or a Lien on its Assets, in either case, individually, or when added together with other such events collectively, in excess of $1,000; or (ii) an act, omission, occurrence or event which will or may reasonably be expected to impair, or has impaired, the ability of the Company to carry on its business in the ordinary course consistent with past practice or the ability of Sellers to perform its obligations under this Agreement, in either case, if such impairment results in, or has resulted in, losses or other types of Damages or Liabilities to the Company or Buyer individually in excess of $1,000;

or (iii) an act, omission, occurrence or event which will or may reasonably be expected to adversely affect the validity or enforceability of this Agreement.

                  1.49. "Mind Q Agreement" shall have the meaning ascribed to it in Section 5.7.

                  1.50. "Measured Projects" shall mean those projects which are enumerated on Schedule 2.3.2.

                  1.51. "Multiemployer Plan" shall have the meaning ascribed to it in Section 3.15 hereof.

                  1.52. "Multiple Employer Plan" shall have the meaning ascribed to it in Section 3.15 hereof.

                  1.53. "Net Profit" shall mean the net profit before income taxes determined in accordance with GAAP and in a manner consistent with the Pro Forma Income Statement.

                  1.54. "Net Worth" shall mean the amount by which the Assets of the Company exceeds the Liabilities of the Company.

                  1.55. "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA.

                  1.56. "Plan Participant" shall have the meaning ascribed to such term in Section 5.9 hereof.

                  1.57. "Pension Plan" shall have the meaning ascribed to it in
Section 3.15 hereof.

                  1.58. "Person" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

                  1.59. "Pro Forma Income Statements" shall mean the pro forma income statements showing the Net Profit of Buyer and the Company on a consolidated basis as of September 30, 1997, calculated in accordance with
Section 2.3.4.

                  1.60. "Purchase Price" shall have the meaning ascribed to it in Section 2.2 hereof.

                  1.61. "Release" shall mean any release or threat of release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration (including without limitation, sudden, non-sudden, accidental, or non-accidental) into the indoor or outdoor environment or into or out of any property owned, operated, or leased by the Company, including the movement of any Hazardous Materials or other substances through or in the air, soil, surface water, groundwater, or property.

                  1.62. "Remedial Action" shall mean all actions, including without limitation any capital expenditures, required or voluntarily undertaken to: (a) abate, clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Materials or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care with regard to an Environmental Claim or a Hazardous Material; or (d) bring any real property facility into compliance with all Environmental Laws and Environmental Permits.

                  1.63. Second Determination Date" shall have the meaning set forth in Section 2.3.3 hereof.

                  1.64. "Sellers" shall mean John A. Robic, M.A. Robert Weatherwax and Kevin S. Krom, collectively; "Seller" shall mean each of them individually.

                  1.65. "Seller Party" shall mean Sellers, the Company before the Closing, or any officer, director, or employee of the Company before the Closing.

                  1.66. "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or Liabilities, including without limitation: (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, import, export, withholding, employment, payroll, medicare, estimated and franchise taxes imposed by the United States of America, any state, county, local, or foreign government, or any subdivision, agency, or other similar Person of the United States, or any such government; and (b) any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

                  1.67. "Tax Claim" shall have the meaning ascribed to it in
Section 3 hereof.

                  1.68. "Tax Returns" shall mean any report, return, statement, or other information required to be supplied to a taxing authority in connection with Taxes.

                  1.69. "WARN" shall mean the Worker Adjustment and Retraining Notification Act and any similar state or local "plant closing" law.


            2.    SALE OF SHARES AND CLOSING

                  2.1. Purchase and Sale of Shares. Subject to the terms and conditions, and in reliance upon the representations and warranties, set forth in this Agreement, Sellers agree to sell the Common Stock to Buyer and Buyer agrees to purchase the Common Stock from Sellers.

                  2.2. Purchase Price. The purchase price for the Common Stock shall be $5,250,000 plus any Contingent Payment which may become payable to Sellers by the Buyer in accordance with Section 2.3 hereof. (The aggregate of the foregoing amounts is referred to in this Agreement as the "Purchase Price").

                       2.2.1. Four Million, Nine Hundred Fifty Thousand
Dollars ($4,950,000) (the "Closing Cash Amount") shall be payable to Sellers at the Closing by wire transfer of immediately available funds in the amount and to each Seller's account specified in Schedule 2.2.1, net of the Escrow Amount set forth in Section 2.2.2 below.

                       2.2.2. Three Hundred Thousand Dollars ($300,000) of the Purchase Price (the "Escrow Amount") shall be payable in immediately available funds and delivered on the Closing Date (as hereinafter defined) to State Street Bank and Trust Company of Connecticut, as escrow agent (the "Escrow Agent"), pursuant to the Escrow Agreement substantially in the form of Exhibit A hereto. Upon termination of the escrow, the balance of the Escrow Amount shall be paid to Sellers subject to and in accordance with the terms of this Agreement and the Escrow Agreement. Interest received on the Escrow Amount will be paid to Sellers at the end of the escrow except as required to pay the expenses of the Escrow Agent and except as is required to honor indemnification obligations of Sellers to Buyer under this Agreement.

                  2.3.  Contingent Payments.

                       2.3.1. In the event that the aggregate Net Profit of Buyer for the four fiscal quarters ending September 30, 1998 (the "First Determination Date"), is greater than the combined cumulative Net Profit of Buyer and the Company for the four quarters ending September 30, 1997, as shown on the Pro Forma Financial Statements. Buyer shall pay to Sellers, as a Contingent Cash Payment, the sum of $1,070,000 in cash.

                       2.3.2. In the event that the average Gross Margin for all of the Measured Projects set forth on Schedule 2.3.2 shall be equal to or exceed fifty-six percent (56%) as of the First Determination Date, Buyer shall pay to Sellers as a Contingent Cash Payment, in addition to any Contingent Cash Payment due as of the First Determination Date, pursuant to Section 2.3.1 above, the sum of $500,000 in cash.

                       2.3.3. In the event that the aggregate Net Profit of Buyer for the eight fiscal quarters ending September 30, 1999 (the "Second Determination Date"), meets the levels specified below, the Seller shall be entitled to payments as shown below.

                       (a) In the event that the aggregate Net Profit of Buyer for the eight fiscal quarters ending as of the Second Determination Date is greater than two times the combined cumulative Net Profit of Buyer and the Company for the four quarters ending September 30, 1997, as shown on the Pro Forma Financial Statements, Buyer shall pay to Sellers, as a Contingent Stock Payment, eight thousand one hundred ten (8,110) shares of Buyer's Common Stock. At the election of Sellers (a "Contingent Stock Election"), to be made in accordance with Section 12.1 hereof, the Contingent Stock Payment may be received either: (a) all in stock, as 8,110 shares of Common Stock of Buyer; (b) in cash, as $2,250,000; or (c) in any combination of shares of Common Stock of Buyer and cash which together equal the Appraised Value of the Contingent Stock Payment as of the Determination Date; provided, however, that Sellers may not elect to receive an aggregate amount of cash in excess of $2,250,000.

                       (b) In the event that the aggregate Net Profit of Buyer for the eight fiscal quarters ending as of the Second Determination Date is equal to or greater than 75% but less than or equal to 100% of two times the combined cumulative Net Profit of Buyer and the Company for the four quarters ending September 30, 1997, as shown on the Pro Forma Financial Statements, Buyer shall pay to Sellers, as a Contingent Stock Payment, four thousand fifty-five (4,055) shares of Buyer's common stock. At the election of Sellers, to be made in accordance with Section 12.1 hereof, the Contingent Stock Payment may be received either: (a) all in stock, as 4,055 shares of common stock of Buyer; (b) in cash, as $1,125,000; or (c) in any combination of shares of Common Stock of Buyer and cash which together equal the Appraised Value of the Contingent Stock Payment as of the Determination Date; provided, however, that Sellers may not elect to receive an aggregate amount of cash in excess of $1,125,000.

                       (c) Any election made pursuant to Section 2.3.3(a) or 2.3.3(b) shall be furnished to Buyer, in writing. Such election shall be made as soon as reasonably practicable following receipt of the Determination Date Income Statement and a statement of the amount of the Appraised Value as of the Determination Date, and in no event later than 10 days subsequent to such receipt or the resolution of any dispute regarding the Determination Date Income Statement in accordance with Section 2.3.4(c) below. Sellers and Buyer will share equally the cost of determining the Appraised Value of the Contingent Stock Payment as of the Determination Date.

                       2.3.4. Calculation of Net Profit.

                              (a)   The parties have prepared the pro forma
income statement (the "Pro Forma Income Statement") showing the combined income statement for Buyer and the Company and the Net Profit thereof on a consolidated basis for the four quarters ending September 30, 1997 which is attached to this Agreement as Schedule 2.3.4.

                              (b)   Not later than 45 days following each of the
First Determination Date and the Second Determination Date, Buyer will prepare and deliver to Sellers an income statement (the "Determination Date Income Statements") for Buyer and its subsidiaries showing Net Profit as of the First Determination Date and the Second Determination Date. Buyer will prepare the Determination Date Income Statements consistently with the assumptions and adjustments used to prepare the Pro Forma Income Statements.

                              (c)   If Sellers have any objections to the
Determination Date Income Statements, they will deliver a detailed statement describing their objections to Buyer within 30 days after receiving the Determination Date Income Statements. Buyer and Sellers will use reasonable efforts to resolve any such objections themselves. Buyer will make the work papers and back-up materials used in preparing the Draft Determination Date Income Statements, available to Sellers and their accountants and other representatives at reasonable times and upon reasonable notice at any time during: (i) the review by Sellers of the Draft Determination Date Income Statements, and (ii) the resolution by the parties of any objections thereto. If Buyer and Sellers are unable to obtain a final resolution within 30 days after Buyer has received any statement of objections, Buyer and Sellers will (on or before the 30th day of such period) select a mutually acceptable national accounting firm to resolve any remaining objections. If Buyer and Sellers are unable to agree on the choice of an accounting firm, they will select a "big six" national accounting firm by lot (after excluding Buyer's or any Buyer Party's regular outside accounting firms). In each case, payment for such accounting firm shall be shared equally by Buyer and Sellers, and such expenses shall be ignored for purposes of calculating the Net Profit or Appraised Value figures. The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the Parties.

                       2.3.5. Buyer will deliver to Sellers a statement of the amount of the Appraised Value as of the Second Determination Date promptly after Buyer's receipt thereof from the appraiser. Sellers and Buyer will share equally the cost of determining the Appraised Value of the Contingent Stock Payment as of the Determination Date.

                       2.3.6. Notwithstanding any other provision in this
Section 2 to the contrary, the contingencies set forth in Section 2.3.1 and
2.3.3 shall be deemed to be satisfied, and Buyer shall (i) make a Contingent Cash Payment to Sellers in the amounts set forth in Sections 2.3.1 and 2.3.2 if an acceleration event described below occurs prior to the First Determination Date; (ii) notify Sellers of the then current Appraised Value of the Common Stock; and (iii) deliver a Contingent Stock Payment in the amount set forth in
Section 2.3.3(a) below if an acceleration event described below occurs prior to the Second Determination Date and/or cash elected by Sellers, in the following events:

                              (a)   In the event of a Change in Control of
Buyer; provided, however, that if such Change of Control of Buyer involves a sale by A&T of Buyer's Common Stock, Buyer shall be entitled to pay Sellers and Sellers shall be entitled to receive, in lieu of the Contingent Stock Payment, as of the date on which the Change in Control occurs, a sum equal to the greater of (i) $2,250,000, or (ii) the price per share paid to A&T for Buyer's shares multiplied by 8,110 less an amount equal to the sum of all capital contributions made to Buyer by A&T or an affiliated corporation after July 1, 1997 as though the contributed capital had been loaned to the Buyer.

                              (b)   In the event of a Change in Control of A&T.

                       2.3.7. If Buyer shall declare any stock split, stock dividend, make any distribution payable in common stock, combine, reclassify or divide the outstanding common stock of Buyer, then, in any of such events, the number of shares of common stock payable as a Contingent Stock Payment shall be adjusted such that the number of shares subject to such election following such action is proportionate to the number of shares subject to such election prior to such action.

                       2.3.8. Any Contingent Cash Payment if due shall be paid to Sellers within 15 days after the receipt of the applicable Determination Date Income Statement. The Contingent Stock Payment, if due, shall be paid to Sellers within fifteen (15) days after receipt of both the applicable Determination Date Income Statement and Seller's Contingent Stock Election. The Contingent Cash Amount and any cash paid as a result of the Contingent Stock Election shall be paid to each Seller, in proportion to the number of shares of Common Stock sold by each Seller at the Closing, by wire transfer of immediately available funds to the account specified by each Seller in written instructions provided by Sellers to Buyer, or if no such instructions are furnished, by certified check or cashier's check delivered personally or by certified U.S. mail to the address set forth in Section 12.2.

                  2.4.  Closing.

                       2.4.1. The Closing will take place at the Hartford office of Cummings & Lockwood, CityPlace I, 185 Asylum Street, Hartford, Connecticut 06103, at 9:00 a.m., local time on the Closing Date.

                       2.4.2. At the Closing, Buyer will: (i) pay the Closing Cash Amount to Sellers and the Escrow Amount to the Second Agent, as applicable, by wire transfer of immediately available funds to such account as Sellers specify to Buyer in Schedule 2.2.1; and (ii) deliver to Sellers such documents and instruments required to be delivered by Buyer under the terms of this Agreement.

                       2.4.3. At the Closing, Sellers will deliver to Buyer: (i) a certificate or certificates representing all the Common Stock, in appropriate form of transfer to Buyer and accompanied by stock powers duly executed in blank; and (ii) such other documents and instruments required to be delivered by Sellers under the terms of this Agreement.

            3.    REPRESENTATIONS AND WARRANTIES OF SELLERS

            Each Seller jointly and severally hereby represents and warrants to Buyer as follows:

                  3.1.  Authority; Consents; Approvals.

                       3.1.1. Each of Sellers has full capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to sell, transfer, convey and deliver pursuant hereto the respective shares of Common Stock owned by such Sellers to Buyer.

                       3.1.2. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly taken.

                       3.1.3. The execution and delivery by Sellers and the Company of this Agreement, the performance by Sellers and the Company of their obligations hereunder, does not require Sellers or the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person or any governmental or regulatory body, or judicial authority except as shown on Schedule 3.1.3, none of which if not obtained will constitute individually or in the aggregate with other such failures a Material Adverse Effect. All required consents, approvals, actions, filings and notices shown on
Schedule 3.1.3 have been obtained, made or given or will be obtained made or given within 90 days of the Closing Date.

                  3.2. Execution and Delivery. This Agreement has been duly executed and delivered by Sellers and the Company and constitutes a valid and binding obligation of Sellers and the Company, enforceable against Sellers and the Company in accordance with its terms.

                  3.3. No Conflicts or Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give right to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the Assets or Common Stock of the Company under, any provision of: (i) the applicable Virginia corporation laws, or the corporation laws of any other state in which the corporation is qualified to do business;
(ii) the Articles of Incorporation, By-laws or other charter or corporate governance document of the Company; (iii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which any Seller or the Company is a party or by which any of their respective Assets are bound; (iv) any judgment, order or decree, or statute, law, ordinance, rule or regulation of any jurisdiction applicable to any Seller or the Company or the Assets of any Seller or the Company.

                  3.4.  Organization and Standing of the Company.

                       3.4.1. The Company is duly organized, validly existing and in good standing under the Laws of the State of Virginia.

                       3.4.2. The Company has full corporate power and authority, and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it, to own, operate, lease or otherwise hold its Assets and to carry on its business as presently conducted.

                       3.4.3. The Company is duly qualified and in good standing or otherwise authorized as a foreign corporation to transact business in each jurisdiction in which the nature of its business or ownership, leasing or holding of its Assets makes such qualification or authorization necessary except as set forth in Schedule 3.4.4. The failure to obtain such qualification and to be good standing does not, and will not with the passage of time, constitute a Material Adverse Effect. A list of the jurisdictions in which the Company is so qualified or authorized is set forth on Schedule 3.4.3.

                       3.4.4. Schedule 3.4.4 contains a true and correct list of: (i) the officers and directors of the Company; and (ii) all powers of attorney granted by the Company.

                  3.5. Corporate Documents and Records. Sellers have heretofore delivered to Buyer true, complete and correct copies of the Company's Articles of Incorporation, as amended, the Company's By-laws, as in effect on the date hereof, and the Company shareholder, director and committee minute books, complete through the date of delivery. After the delivery thereof and before Closing, there have been no shareholder, director or committee meetings other than as necessary for the consummation of the transactions contemplated hereby or in the ordinary course of business and consistent with past practice. The stock certificate and transfer books of the Company are, in all respects, true and complete. The minute books of the Company contain a true and complete record, in all respects, of all actions taken at all meetings, and by all written consents in lieu of meetings, of each of the Company's stockholders, boards of directors, and committees thereof.

                       3.6. Capital Stock of the Company.

                       3.6.1. Schedule 3.6.1 contains a true and complete list of the authorized capital stock of the Company, identifying the type of stock, the par value thereof, the amount issued, the amount outstanding, and the owner thereof.

                       3.6.2. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and are owned beneficially and of record as disclosed in Schedule 3.6.2, free and clear of all Liens.

                       3.6.3. The Common Stock constitutes all of the issued and outstanding capital stock of the Company, and there are no other shares of capital stock or other equity securities of the Company outstanding. Except as disclosed in Schedule 3.6.3, none of the Common Stock has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no outstanding warrants, options, phantom stock rights, convertible or exchangeable securities or other commitments or Contracts of any kind (other than this Agreement) pursuant to which: (i) any Seller or the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company, or (ii) give any Person the right to participate in the equity, income, voting or election of directors or officers of the Company, and there are no equity securities of the Company reserved for issuance for any purpose except as disclosed on Schedule 3.6.4, none of which if not released in accordance with Section 5.8 hereof would result individually in any cost to the Company, Buyer or A&T and the release of which will not result in any cost to the Company, Buyer or A&T in excess of $100 per release.

                  3.7. Title to Shares. Assuming Buyer has the requisite power and authority to be the lawful owner of the Common Stock, upon delivery to Buyer at the Closing of certificates representing the Common Stock duly endorsed by Sellers for transfer to Buyer upon Seller's receipt of the Purchase Price, good and valid title to the Common Stock will pass to Buyer, free and clear of any Liens other than those arising from acts of Buyer or its Affiliates.

                  3.8. Equity Interests. Except as shown on Schedule 3.8 attached hereto, the Company does not own any capital stock or other equity interests of any Person or otherwise control any Person, whether directly or indirectly, whether through the ownership of securities or by Contract or proxy, or whether alone or in combination with others.

                  3.9. Financial Statements. Sellers have previously delivered to Buyer true, accurate and complete copies of the following Financial Statements (the "Financial Statements"), included in Schedule 3.9:

                       3.9.1. the audited balance sheets of the Company as of August 31, 1996 and December 31, 1996 and the related statements of earnings, changes in stockholders' equity, and cash flows of the Company for each of the years then ended, together with the notes related thereto and accompanied by the audit report of Donna Miller & Associates, independent certified public accountants of the Company;

                       3.9.2. the unaudited financial statements of the Company (of the type described in Section 3.9.1 above) as of and for the periods ended December 31, 1995, August 31, 1995 and December 31, 1994.

                       3.9.3. the audited financial statements of the Company as of September 30, 1997.

                       3.9.4. The audited Financial Statements of the Company have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto), and all of the Financial Statements of the Company, fairly and accurately present the financial condition of the Company as of the respective dates thereof and the related consolidated results of operations and cash flow and shareholders' interest of the Company for the respective periods covered thereby.

                  3.10. No Undisclosed Liabilities. The Company does not have any Liabilities which are not disclosed in the September 30, 1997 audited financial statements, except for Liabilities which: (i) are not required by GAAP to be disclosed in the Financial Statements; (ii) have been incurred, as legal or accounting or related expenses in connection with this transaction or in the ordinary course of business and consistent with past practice and not in violation of this Agreement; and (iii) will not have a Material Adverse Effect. The Company has no undisclosed Liabilities or reserves associated with any known, alleged or possible Environmental Claim, violation of any Law or breach of any Contract.

                  3.11. Absence of Changes or Events.

                       3.11.1. There has not been, occurred, or arisen, after September 30, 1997, any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), circumstance, or state of facts of any character which constitutes a Material Adverse Effect.

                       3.11.2. Since September 30, 1997, Sellers have caused the business of the Company to be conducted, and the Company has operated only, in the ordinary course and in substantially the same manner as presently conducted; and Sellers have made all reasonable efforts consistent with past practices to preserve the Company's relationships with customers, suppliers and others with whom the Company deals, and the Company has not taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 5, and, without limiting the generality of the foregoing, there has not been, occurred, or arisen:

                              (a)   except as shown in the Disclosed Contracts,
any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock;

                              (b)   any employment, deferred compensation, or
other salary, wage, or compensation Contract entered into between the Company and any of its officers, directors, employees, agents, consultants, or similar representatives, except: (i) for normal and customary Contracts in the ordinary course of business and consistent with past practice and disclosed to Buyer before the date of this Agreement; (ii) any increase in the salary, wages, or other compensation of any kind, whether current or deferred, of any officer, director, employee, agent, consultant, or other similar representative of the Company other than increases that were made in the ordinary course of business and consistent with past practice; or (iii) any creation of any Employee Benefit Plan or any contribution (other than contributions in the ordinary course of business and consistent with past practice and disclosed to Buyer before the date of this Agreement), amendment, or modification to any Employee Benefit Plan;

                              (c)   except as shown in the Disclosed Contracts
or Schedule 3.6.4, any issuance, sale, or disposition by the Company of any debenture, note, stock, or other security issued by the Company or any modification or amendment of any right of the holder of any outstanding debenture, note, stock, or other security issued by the Company;

                              (d)   any Lien created on or in any of the Assets
of the Company or any Lien assumed by the Company with respect to any of such Assets;

                              (e)   any Liability involving the borrowing of
money or the incurrence of any deferred purchase price obligation (other than trade credit incurred in the ordinary course of business and consistent with past practice) by the Company;

                              (f)   any Liability incurred by the Company in any
transaction not involving the borrowing of money which individually or in the aggregate has or may reasonably be expected to have a Material Adverse Effect;

                              (g)   any damage, destruction, or loss (whether or
not covered by insurance) affecting any of the Assets of the Company, which damage, destruction, or loss individually or in the aggregate, along with any amounts arising under subsection (l) of this Section 3.11, has or may reasonably be expected to have a Material Adverse Effect;

                              (h)   any work stoppage, strike, labor difficulty,
or union organizational campaign (in process or threatened) at or affecting the Company;

                              (i)   any change in any underwriting, investment,
financial reporting, Tax, or accounting practice or policy followed by the Company, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for any other tax or accounting purposes;

                              (j)   any payment, prepayment, discharge, or
satisfaction by the Company of any Lien or Liability other than Liens or Liabilities of the

Company that were paid, discharged, or satisfied in the ordinary course of business and consistent with past practice;

                              (k) any cancellation of any Liability owed to the
Company by any other Person or any extinguishment of any Lien granted to the Company;

                              (l) any write-off or write-down of, or any
determination to write off or write down, the Assets of the Company or any portion thereof;

                              (m) any sale, transfer, or conveyance of any
investments, or any other Assets, of the Company;

                              (n) any amendment, termination, waiver, disposal,
or lapse of, or other failure to preserve, any license, permit, or other form of authorization of the Company;

                              (o) except as set forth in Schedule 3.22, any
transaction or arrangement under which the Company paid, lent, or advanced any amount to or in respect of, or sold, transferred, or leased any of its Assets or any services to: (i) any Seller; (ii) any officer or director of the Company, or of any Affiliate of any Seller (other than the Company); (iii) any Affiliate of any Seller (other than the Company), of the Company, or of any such officer or director; or (iv) any business or other Person in which any Seller, the Company, any such officer or director, or any such Affiliate has any interest, except for payments of salaries, wages, and other employee benefits to officers or directors of the Company in the ordinary course of business and consistent with past practice and except for advances made to, or reimbursements of, officers or directors of the Company for travel and other business expenses in reasonable amounts in the ordinary course of business and consistent with past practice;

                              (p) any amendment of, any failure to perform any
of its obligations under, any default under, any waiver of any right under, or any termination (other than on the stated expiration date) of, any Contract that involves or may reasonably be expected to involve the annual expenditure or receipt by the Company, except as set forth on Schedule 3.11.2(p), none of which has or may reasonably be expected to have a Material Adverse Effect;

                              (q) any amendment to the Articles of Incorporation
or By-laws of the Company;

                              (r) except as set forth on Schedule 3.11.2(r), any
expenditure or commitment for additions to property, plant, equipment, or other tangible or intangible capital assets of the Company, which expenditure or commitment exceeds $5,000 individually;

                              (s) any Contract to take any of the actions
described in this Section 3.11 other than actions expressly permitted under this
Section 3.11.

                3.12. Taxes; Allowable Cost Audits.

                       3.12.1. All Tax Returns required to be filed by or with respect to the Company have been duly and timely filed, and all such Tax Returns are true and complete in all respects. The Company has: (i) duly and timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from or with respect to it for the periods covered by such Tax Returns; or
(ii) duly provided for all such Taxes in its Year End GAAP Financial Statements. With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, the Company has made, or will make, sufficient current accruals for such Taxes in its Books and Records financial statements. The Company has made all required estimated Tax payments sufficient to avoid any underpayment penalties.

                       3.12.2. There are no Liens with respect to Taxes (except for Liens with respect to real property Taxes not yet due) upon any of the Assets of the Company. No assessment of Tax is proposed against the Company or any of its Assets.

                       3.12.3. No Tax Return of the Company and of each affiliated group (within the meaning of the Code) of which the Company is or has been a member has been audited or examined by the IRS, through the Closing Date. No state, local, and foreign Tax Returns of the Company and of each affiliated group of which the Company is or has been a member have been audited or examined, through the Closing Date. There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company for any taxable period, and except as disclosed in Schedule 3.4.4, no power of attorney granted by the Company with respect to Taxes is currently in force. No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign Law has been entered into by or with respect to the Company.

                       3.12.4. No election under any of Section 108, 168, 338, 441, 463, 472, 1017, 1033, or 4977 of the Code (or any predecessor provisions) has been made or filed by or with respect to the Company. No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to the Company or any of its Assets. None of the Assets of the Company is an asset or property that is or will be required to be treated as being: (i) owned by any Person (other than the Company) pursuant to the provisions of Section 168(f) (8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986; or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

                       3.12.5. The Company has not agreed to nor is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of the Company. The IRS has not proposed any such adjustment or change in accounting method.

                       3.12.6. The Company has not been nor is in violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes. The Company has duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

                       3.12.7. The Company is not a party to, is not bound by, nor has any obligation under, any Tax sharing agreement or similar Contract.

                       3.12.8. There is no Contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Company by reason of Section 280G of the Code.

                       3.12.9. Neither Sellers nor the Company is a "foreign person" within the meaning of Section 1445(b) (2) of the Code.

                       3.12.10. Except as set forth in Schedule 3.12.10, neither Sellers nor the Company has filed with the IRS any request for a ruling with respect to the Company or any of the Company's Assets, services or products.

                       3.12.11. There is no claim pending for a refund or adjustment of any Taxes paid by the Company.

                       3.12.12. To the extent required, all allowable cost audits have been performed by the Defense Contract Audit Agency, in the case of contracts between the Company and the Department of Defense, and by such other similar audit agencies (the "Non-Defense Contract Audit Agencies") as are appropriate in the case of contracts between the Company and other governmental agencies, on all applicable contracts of the Company. All adjustments required by such audits have been made or are reflected in the Company's Financial Statements. All changes required in the indirect cost pools by the Defense Contract Audit Agency or the Non-Defense Contract Audit Agencies during any audit of the Company have been taken into account and resolved in the preparation of the Financial Statements of the Company. No adjustments will be required by the Defense Contract Audit Agency or the Non-Defense Contract Audit Agencies with regard to the business operations of the Company subsequent to the date through which allowable cost audits have been performed. The accounting practices and procedures of the Company comply in all respects and have complied at all times in the past in all respects with government cost accounting principles applicable to the Company and no cost attributable to any period prior to the Closing Date charged to any government contract to which the Company is a party will be disallowed.

                        For purposes of this Section 3.12, any reference to the Company shall include any corporation which merged, or was liquidated with and into the Company.

                  3.13. Litigation, Claims, and Investigations.

                       3.13.1. Except as disclosed in Schedule 3.13.1, there are no lawsuits, claims, actions, arbitrations, proceedings or investigations pending, or threatened, as of the date of this Agreement, by or against or affecting the Company or any of its Assets, operations or businesses. It is the opinion of the Company's Board of Directors that the Company is more likely than not to prevail on the claims disclosed in Schedule 3.13.1. If the Company does not prevail on such claims, the loss, including counsel fees incurred in defending the claim, will not result in a Material Adverse Effect.

                       3.13.2. The Company is not subject to any writ, injunction, judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to it or any of its Assets, operations or business.

                       3.13.3. There is no action, suit, claim, investigation, arbitration, or proceeding pending, or threatened, nor are Sellers or the Company aware of facts which could form the basis for such, which in any way challenges or could adversely affect the content or performance of this Agreement or the transactions contemplated hereby.

                       3.13.4. Except as set forth on Schedule 3.13.4, the Company has never been the subject of: (i) a governmental investigation, audit, or review; or (ii) a claim to, or by, a governmental agency which alleges or seeks to determine whether the

Company violated any Law, breached a Contract, or made a false claim. No such investigation, audit or review has resulted or will result in a Material Adverse Effect.

                  3.14. Compliance With Laws.

                       3.14.1. Except as set forth in Schedule 3.4.3 and 3.13.4, the Company is, and has been since incorporation, in compliance with all Laws applicable to it or its Assets, operations or business.

                       3.14.2. Neither Sellers nor the Company are aware of facts which (with or without notice or lapse of time, or both) result or would result in the Company's being in violation of any Law.

                       3.14.3. The Company has duly and validly filed or caused to be filed all reports, statements, documents, registrations, filings, or submissions that were required by Law to be filed with any Person. All such filings complied with applicable Laws in all respects when filed, no deficiencies have been asserted by any Person with respect to any such filings, and such filings have been amended, revised or supplemented as required by applicable Laws.

                  3.15. Employee and Labor Relations; Pension and Benefit Plans; ERISA.

                       3.15.1. Schedule 3.15.1 lists (i) all "employee benefit plans," as defined in Section 3(3) of ERISA, and any other employee benefit arrangements or payroll practices, including without limitation severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, and scholarship programs available to employees of the Company (all of the foregoing referred to herein as "Employee Benefit Plans"); (ii) all "employee pension plans," as defined in Section 3(2) of ERISA maintained by or the Company, or any ERISA Affiliate or to which the Company, or any ERISA Affiliate contributed or is obligated to contribute thereunder (all of the foregoing referred to herein as "Pension Plans"); (iii) all accumulated and outstanding funded and unfunded contributions required to be made by the Company, or an ERISA Affiliate for the Employee Benefit Plans and Pension Plans; and (iv) the Liabilities of the Company with respect to the Employee Benefit Plans and Pension Plans. None of the Employee Benefit Plans or Pension Plans is or has been subject to Section 4063 or 4064 of ERISA ("Multiple Employer Plans"). Except as disclosed in
Schedule 3.15.1, neither the Company, nor any ERISA Affiliate, maintains or sponsors an Employee Benefit Plan or Pension Plan which covers or provides benefits to the current or former employees of the Company.

                       3.15.2. Buyer will not have: (i) any obligation to make any contribution to any "multiemployer plan" as defined in Section 4001(a) (3) of ERISA ("Multiemployer Plan"); or (ii) any withdrawal Liability from any such Multiemployer Plan under Section 4201 of ERISA which it would not have had if it had not purchased the Common Stock from Sellers at the Closing in accordance with the terms of this Agreement.

                       3.15.3. The Pension Plans intended to qualify under
Section 401 of the Code and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Pension Plans which could cause the loss of such qualification or exemption or the imposition of any Liability, penalty, or Tax under ERISA or the Code.

                       3.15.4. (i) All contributions required by Law to have been made under any of the Employee Benefit Plans and Pension Plans which are defined benefit plans or money purchase pension plans (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension); (ii) no Lien in favor of such Employee Benefit Plans and Pension Plans has been imposed under Section 412(n) of the Code or Section 302(f) of ERISA; and (iii) no accumulated funding deficiencies exist in any of the Pension Plans subject to Section 412 of the Code.

                       3.15.5. There is no "amount of unfunded benefit liabilities" as defined in Section 4001(a) (18) of ERISA in any of the respective Pension Plans which are subject to Title IV of ERISA. Each of the respective Pension Plans are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Pension Plan and does not exceed the Assets of such Pension Plans.

                       3.15.6. There has been no "reportable event" as defined in Section 4043 of ERISA and the regulations thereunder with respect to the Pension Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring disclosure, under Section 4041(c) (3) (C) or 4063(a) of ERISA.

                       3.15.7. There is no violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding the Employee Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Employee Benefit Plans.

                       3.15.8. True and complete copies of the following documents with respect to each of the Employee Benefit Plans and Pension Plans have been delivered to Buyer by Sellers or the Company: (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; (v) written communications to employees of the Company; and (vi) written descriptions of all non-written agreements.

                       3.15.9. There are no actions, suits, investigations, arbitrations, or proceedings pending against any Employee Benefit Plan or Pension Plan, against the Assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of any Employee Benefit Plan or Pension Plan with respect to the operation of such plans (other than routine benefit claims), and neither Sellers nor the Company is aware of any facts that could form the basis for any such action, suit, investigation, arbitration, or proceeding.

                       3.15.10. All amendments and actions required to bring the Employee Benefit Plans and Pension Plans into conformity in all respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken.

                       3.15.11. Any bonding required with respect to any Employee Benefit Plan or Pension Plan in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

                       3.15.12. The Employee Benefit Plans and Pension Plans have been maintained, in all respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Law, and neither Sellers, the Company, or any "party in interest" or any "disqualified person" with respect to the Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or
Section 406 of ERISA or engaged in a similar transaction with respect to the Pension Plans.

                       3.15.13. Neither the Company, nor any ERISA Affiliate has terminated any Pension Plan subject to Title IV or incurred any outstanding Liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Pension Plans have been paid.

                       3.15.14. Neither the Company nor any ERISA Affiliate maintains retiree life and retiree health insurance plans which: (i) are Employee Benefit Plans; (ii) are "welfare benefit plans" within the meaning of
Section 3(1) of ERISA; and (iii) provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under COBRA and at the sole expense of the participant or the participant's beneficiary. Each of Sellers, the Company, and the ERISA Affiliates which maintains a "group health plan" within the meaning of Section 5000(b) (1) of the Code has complied with the notice and continuation requirements of the Code, COBRA, and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

                       3.15.15. Neither the Company, nor any ERISA Affiliate has contributed or been obligated to contribute to a Multiemployer Plan.

                       3.15.16. Neither the Company, nor any ERISA Affiliate has
(i) withdrawn in a complete or partial withdrawal from any Multiemployer Plan, or (ii) incurred any Liability due to the termination or reorganization of a Multiemployer Plan.

                       3.15.17. Neither the Company, any ERISA Affiliate, nor any organization to which Sellers or Company are a successor or parent corporation (within the meaning of Section 4069(b) of ERISA) has engaged in any transaction within the meaning of Section 4069 of ERISA.

                       3.15.18. No Liability under any Employee Benefit Plan or Pension Plan has been funded or satisfied with the purchase of a Contract from an insurance company that is not rated "A (Excellent)" or better by A.M. Best Company, Inc.

                       3.15.19. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to any employee of the Company; (ii) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                       3.15.20. Neither Sellers nor the Company has any Contract, plan, or commitment, whether legally binding or not, to create or service any additional Employee Benefit Plans or Pension Plans or to modify, maintain or service any existing Employee Benefit Plan or Pension Plan.

                       3.15.21. No stock or other security issued by the Company, or any ERISA Affiliate, forms or has formed a part of the Assets of any Employee Benefit Plan or Pension Plan.

                       3.15.22. With respect to any period for which any contribution or other payment to or in respect of any Employee Benefit Plan or Pension Plan is not yet due or owing, the Company has made due and sufficient current accruals for such contributions and other payments in accordance with GAAP, and such current accruals through August 31, 1995, are duly and fully provided for in the Financial Statements for the period then ended.

                       3.15.23. Except as disclosed in Schedule 3.15.23, there is no employment retention, extension, continuation, commitment, or other similar Contract affecting any employee, officer, or director of the Company pursuant to which the Company has any Liability.

                       3.15.24. No labor organization or group of employees has been recognized or certified as representatives to the Company for any current or former employees of the Company. No labor organization or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving the Company pending with any labor organization or group of employees of the Company. There are no strikes, work stoppages, slowdowns, lockouts, arbitrations, grievances, or other labor disputes pending or threatened in writing against or involving the Company.

                       3.15.25. There has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company within the six months prior to the date hereof or within the six months prior to the Closing Date.

                       3.15.26. The Company has not violated any provision of federal, state, local or foreign law or any governmental rule or regulation, or any order, ruling, decree, judgment or arbitration award of any court, arbitrator or any governmental, quasi-governmental or regulatory agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and/or arbitration awards relating to discrimination, fair labor standards, occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.

                       3.15.27. No present or former director, officer, employee or agent of the Company has any claim against the Company (whether under federal, state, local or foreign law), under any employment agreement or otherwise, on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) that has been accrued in the ordinary course of business in accordance with existing policies and is reflected on the Company's most recent financial statement; or (iv) any violation of any statute, ordinance or regulation relating to payment of wages and fringe benefits, minimum wages or maximum work hours.

                       3.15.28. Schedule 3.15.28 lists all current employees of the Company which list includes the base salary for all exempt employees, the hourly rate for all non exempt employees, and job title of each such employee.

                  3.16. Assets.

                       3.16.1. The Company has good and valid title to all of its Assets free and clear of all Liens and claims except any inchoate liens for Taxes which are not due and payable. All Assets of the Company shown on the Balance Sheet, or any other balance sheet of the Company delivered to Buyer, are owned solely by the Company unless otherwise noted on the balance sheet. The Company's title to its Assets will not be interrupted or adversely affected by the consummation of the transactions contemplated herein. Schedule 3.16.1 is a true and complete list of all depreciable personal property owned by the Company and leasehold interests in personal property of the Company.

                       3.16.2. The Company does not own any real property and has no interests in real property except for leasehold interests disclosed in
Schedule 3.16.2. Schedule 3.16.2 contains a true and complete list and description of all real property owned or leased by the Company and identifies any base leases and reciprocal easement or operating agreements relating thereto. The Company has a good and valid leasehold interest in all real property disclosed in Schedule 3.16.2 free and clear of all Liens, claims, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever. The Company leases, or has a valid right under Contract to use, adequate means of ingress and egress to, from, and over all such real property leased.

                       3.16.3. Except as set forth in Schedule 3.16.3, the Company owns good and indefeasible title to and has a valid right under Contract to use, all tangible personal property that is used in the conduct of the business and operations of the Company, free and clear of all Liens and claims. All such tangible personal property of the Company has been maintained in all material respects in accordance with past practice of the Company and generally accepted industry practice. All such tangible personal property of the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Company is in all respects in the condition required of such property by the terms of the lease applicable thereto.

                       3.16.4. The Company's Assets consist of all assets necessary to enable it to continue to carry on its business as presently conducted by the Company.

                       3.16.5. Intellectual Property.

                              (a) Set forth in Schedule 3.16.5 is an accurate
and complete listing and a summary description of all Trademarks, Patents, Copyrights, and all other Intellectual Property Assets which have been reduced to written or electronic media, including an indication of whether such Intellectual Property Assets are owned by the Company, or a third party, and a listing of each license or other agreement or arrangement relating to any such Intellectual Property Asset to which Company is a party.

                              (b) The Intellectual Property Assets set forth in
Schedule 3.16.5 are all those necessary for the continued operation of the business of Company as conducted or proposed to be conducted as of the Closing Date.

                              (c) Except as set forth in Schedule 3.16.5,
Company is the record owner of all right, title, and interest in and to each Intellectual Property Asset, free and clear of all liens, security interests, charges, encumbrances, or other adverse claims, and has the right to use each Intellectual Property Asset without payment to a third party.

                              (d) Except as set forth in Schedule 3.16.5, the
transactions contemplated hereby will not alter or impair the Company's ownership interest in or right to use any Intellectual Property Asset.

                              (e) The Intellectual Property Assets do not
infringe upon the proprietary rights of any other person or entity, whether or not registered, patented or copyrighted.

                              (f) The Company has no knowledge of any
infringement or improper use by any third party of any Intellectual Property Asset, nor has the Company instituted any action, suit or proceeding in which an act constituting an infringement of any Intellectual Property Asset was alleged to have been committed by a third party. Except as set forth in Schedule 3.16.5, there are no claims threatened or pending with respect to the ownership, validity, enforceability or use of any Intellectual Property Asset nor is any Intellectual Property Asset subject to any outstanding order, decree, judgment, stipulation, injunction, written restriction or agreement restricting the scope or use thereof.

                              (g) No Intellectual Property Asset, nor any
application to register any Intellectual Property Asset: (i) has lapsed, expired, been abandoned, or been canceled within the past 12 months; (ii) fails to comply with all legal requirements, including the payment of all filing, issue, renewal or maintenance fees and proofs of working or use; (iii) is subject to any such fees, taxes, proofs or actions falling due within 90 days after the Closing Date; or (iv) is involved in any threatened or pending opposition, interference, or challenge to the ownership, validity, effectiveness or right to make, use, reproduce and/or sell any Intellectual Property Asset.

                              (h) Schedule 3.16.5(h) identifies: (i) all of the
software, programs, computer databases and similar systems (collectively, the "Computer Systems") that are material to the conduct of the Company's business;
(ii) whether such Computer Systems are owned or licensed by the Company; and
(iii) if licensed, lists each license or other agreement pursuant to which Company uses such Computer Systems. The Company has all legal rights to use the Computer Systems as they are currently being used, and will continue to have the legal right to use the Computer Systems in this manner following the consummation of the transactions contemplated hereby, without payment to a third party. The use of the Computer Systems does not infringe upon the rights of any other person or entity, nor has the Company received any notice of a claim of such infringement. Except as set forth in Schedule 3.16.5(h), there are no licenses, sublicenses or other agreements relating to the use of the Computer Systems by the Company or third parties.

                              (i) A copy of each opinion of counsel which has
been obtained by Company or any Seller addressing patentability, validity, infringement, ownership, use or enforceability of any Intellectual Property Asset has been delivered to Buyer.

                  3.17. Contracts.

                       3.17.1. After July 1, 1997 and before the date of this Agreement, Sellers provided to Buyer, as disclosed in Schedule 3.17.1, a copy of all Contracts to which the Company is a party or which the Company is obligated to perform, or entitled to the benefit of, in whole or in part. Except as set forth in Schedule 3.17.1(a), the Company is not a party to or obligated to perform or entitled to the benefits of any unwritten agreements which are material in the aggregate or could have a Material Adverse Effect.

                       3.17.2. Every Contract to which the Company is a party or which it is obligated to perform or entitled to the benefits of is in full force and effect and constitutes a legal, valid, binding, and enforceable obligation of each party thereto in accordance with its terms, except as shown on Schedule
3.17.2. The lack of legality, validity or enforceability of the Contracts set forth on Schedule 3.17.2 will not constitute individually or in the aggregate a Material Adverse Effect. Neither Sellers nor the Company has received any notice, whether written or oral, of termination or intention to terminate from any party to such Contracts. The Company has performed all material obligations required to be performed by it to date under such Contracts, it is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, and neither Sellers nor the Company is aware that any other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder. Except as disclosed in
Schedule 3.17.2, there are no amendments or modifications to any of the Contracts, and there are no amendments or modifications being proposed or reviewed by the Company with respect to any of the Contracts.

                       3.17.3. Schedule 3.17.3 contains a true and complete list of all bids, proposals, and requests being reviewed or prepared by the Company with the intention of securing a Contract for the Company to provide goods or services.

                       3.17.4. Schedule 3.17.4 contains a true and complete list of all Contracts which were for goods or services to be provided to any governmental unit by the Company but are no longer active.

                       3.17.5. The Company is not a party to nor obligated to perform any Contract with any state, local, or federal or foreign governmental agency other than the Contracts set forth on Schedule 3.17.4.

                  3.18. Operations Insurance. Schedule 3.18 contains a true and complete list (by description and term of coverage) of all liability, property, workers compensation, directors and officers liability, and other similar insurance Contracts that insure the business, operations, or Assets of the Company. All such insurance is in full force and effect and is with financially sound and reputable insurers and, in light of the business and operations of the Company, is in amounts and provides coverage that is reasonable and customary for Persons in similar businesses.

                  3.19. Customer Accounts Receivable; Inventories.

                       3.19.1. All customer accounts receivable of the Company, whether reflected on the Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. All customer accounts receivable reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts reflected on the Balance Sheet, and all customer accounts receivable acquired since the date of the Balance Sheet are and will be as of the Closing good and collectible at the aggregate recorded amounts thereof, net of any recorded applicable reserves for doubtful accounts.

                       3.19.2. The inventories of the Company, including software developed by or licensable by the Company for use by other Persons, is generally of a quality and quantity usable and saleable, at customary gross margins in the ordinary course of business and consistent with past practice. The inventories of the Company are reflected on the Balance Sheet and in the Books and Records in accordance with GAAP.

                  3.20. Unbilled Costs and Fees on Contracts.

                  3.20.1. Schedule 3.20.1 hereto sets forth, by contract, a true and correct list of all unbilled costs and fees on contracts as of the date hereof (the "Unbilled Costs and Fees Schedule").under each such contract but not yet billed as of the date hereof. The unbilled costs and fees on contracts of the Company, including, without limitation, those reflected in the Balance Sheet and Schedule 3.20.1, constitute, or when billed will constitute, legal, valid, binding and enforceable claims arising from bona fide transactions in the ordinary course of business and upon the Company's standard terms of sale, and the unbilled costs and fees on contracts as of the date hereof are or, when billed, will be collectible in the ordinary course of business and are not subject to any counterclaims or setoffs. No reserves for doubtful accounts and allowances with respect to unbilled costs and fees on contracts set forth in the Balance Sheet or Schedule 3.20.1 have been established.

                  3.20.2. Schedule 3.20.2 hereto sets forth all contracts, negotiations and bids submitted as of the Schedule date for new jobs or work to be performed by the Company, the nature of such new work, and the names and addresses of the contracting or potential contracting parties.

                  3.21. Licenses and Permits. Schedule 3.21 sets forth a true and complete list of all licenses, permits, environmental permits, franchises, approvals, exemptions, classifications, certificates, registrations, and similar documents or instruments (all of the foregoing are referred to herein as "Authorizations") issued or granted to the Company by local, state or federal governmental authorities or agencies that are required of the Company for its business and operations. All Authorizations of the Company are validly held by the Company and are valid, binding, and in full force and effect, and the Company has complied with all requirements in connection therewith, and the same will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.21.1, no Authorizations which are required of the Company for its business and operations are held in the name of any Person other than the Company.

                  3.22. Intercompany Liabilities. Except as disclosed in
Schedule 3.22, (i) neither Sellers nor any other Affiliate of the Company provide or cause to be provided to the Company any products, services, equipment, facilities, or similar items used or required by the Company for its business or operations; and (ii) there are no Liabilities between the Company and Sellers or any other Affiliate of the Company. Except as disclosed in
Schedule 3.22, the Company does not have any outstanding Contract or other arrangement with Sellers or any of its Affiliates which will continue in effect subsequent to the Closing.

                  3.23. Bank Relationships. Schedule 3.23 sets forth: (i) a true and complete list of all banks, trust companies, securities brokers, and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, savings, custodial, trading, trust, or other similar relationship; (ii) a true and complete list and description of each such account, box, and relationship and those persons authorized to sign thereon;
(iii) true and complete copies of all corporate resolutions for the accounts, box, and relationships which are not included in the due diligence binders referred to in the definition of Disclosed Contracts; and (iv) a true and complete list of all bank card, credit card, debit card and electronic funds transfer agreements to which the Company is a party or operating under.

                  3.24. Corporate Name. Except as disclosed in Schedule 3.24, the Company has the exclusive right to use its name as the name of a corporation in any jurisdiction in which it does business and has not received any notice of conflict with respect to the rights of others regarding its corporate name. No Person is presently authorized by any Seller or the Company to use the name of the Company.

                  3.25. Effect of Transaction. No creditor, employee, client or other customer or other Person having a material business relationship with the Company has informed any Seller that such Person intends to, because of the transactions contemplated by this Agreement, change the relationship in a way which would have a Material Adverse Effect.

                  3.26. Books and Records. The Books and Records of the Company:
(i) have been consistently maintained; (ii) reflect all material transactions, relationships, and the condition of the Company and its Assets, business and operations; (iii) contain all of the information necessary to manage and operate the Company; and (iv) are accurate.

                  3.27. Disclosure. No representation or warranty of any Seller contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of any Seller to Buyer pursuant to this Agreement contains or will contain any untrue statement of a fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

                  3.28. Environmental Matters.

                       3.28.1. Except as set forth in Schedule 3.28, the Company is and always has been in compliance with all applicable Environmental Laws which compliance includes, but is not limited to, the possession by the Company of all Environmental Permits and other governmental authorizations and approvals required under all Environmental Laws, and compliance with the terms and conditions thereof, and the proper handling and disposal of all Hazardous Materials. Except as set forth in Schedule 3.28, neither the Company nor any Company subsidiary (nor any predecessor to the Company or a Company subsidiary) has received any written communication from a governmental, quasi-governmental or regulatory department or authority, citizens group or other third party alleging that the Company or any Company subsidiary or predecessor is not in compliance with or has violated any Environmental Laws.

                       3.28.2. Except as set forth in Schedule 3.28, there is no Environmental Claim pending or threatened against the Company or pending or threatened against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually, by operation of law or otherwise.

                       3.28.3. Except as set forth in Schedule 3.28, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the handling, manufacture, treatment, storage, use, generation, release, emission, discharge, presence or disposal of any Hazardous Materials that could form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually, by operation of law or otherwise.

                       3.28.4. Without in any way limiting the generality of the foregoing: (i) all on-site and off-site locations where the Company has stored, treated, disposed or arranged for the storage, treatment, or disposal of Hazardous Materials are identified in Schedule 3.28, including information with respect to whether any of these locations have been listed or identified for listing on the National Priorities List, the Comprehensive Environmental Response Compensation and Liability Information System or any state or local inventory of hazardous sites; (ii) all current and former above-ground and underground storage tanks used for the storage of Hazardous Materials presently, and the capacity and contents of such tanks previously or presently located on property owned, occupied, leased or used by the Company are identified in
Schedule 3.28; and (iii) except as set forth in Schedule 3.28, there is no asbestos contained in or forming part of any building, building component, equipment, structure or office space previously or presently owned, occupied, leased or used by the Company, which asbestos is friable, deteriorating or in need of removal or replacement for the purpose of human health.

                       3.28.5. Except as set forth in Schedule 3.28, neither the Company nor to the best knowledge of the Company, any previous owner, occupant, tenant or user of any building, building component, equipment, structure or office space previously or presently owned, occupied, leased or used by the Company has engaged in or permitted any operations for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in, under or about any building, building component, equipment, structure or office space previously or presently owned, occupied, leased or used by the Company, nor have any Hazardous Materials migrated from or to other properties.

                       3.28.6. The Company does not own, control, or operate any above ground or below ground storage tanks or Hazardous Materials, or engage in any activity which requires an Environmental Permit. Sellers have delivered to Buyer accurate and complete copies of all reports, audits or assessments ever received by Sellers or the Company regarding Hazardous Materials allegedly under the control of the Company or located at any locations where the Company conducts, or has conducted, its business.

            4. REPRESENTATIONS AND WARRANTIES OF BUYER

            Each of Buyer and A&T hereby represents and warrants to Sellers as follows:

                  4.1. Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. A&T is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Connecticut and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. Buyer is duly qualified or admitted to transact business and is in good standing as a foreign corporation in all jurisdictions in which the ownership, use, or leasing of its Assets or the conduct or nature of its business makes such qualification or admission necessary, except where the failure to be so qualified or admitted and in good standing, individually or in the aggregate with other such failures, does not have or cannot reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Buyer to perform its obligations under this Agreement.

                  4.2. Authority. The execution and delivery of this Agreement by Buyer and A&T and the performance by Buyer and A&T of their obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer and A&T. This Agreement constitutes a legal, valid, and binding obligation of Buyer and A&T and is enforceable against Buyer and A&T in accordance with its terms.

                  4.3. No Conflicts or Violations. The execution and delivery of this Agreement by Buyer do not, and the performance by Buyer and A&T of its obligations under this Agreement will not:

                              (a) violate any Law or court or governmental order
applicable to Buyer;

                              (b) conflict with or result in a violation or
breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles of incorporation or by-laws of Buyer; or

                              (c) require Buyer or A&T to obtain any consent or
approval, or make any filing (except as required by applicable securities Laws) with or give any notice to, any Person except: (i) as disclosed in writing to Sellers; or (ii) those which the failure to obtain, make, or give individually or in the aggregate with other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of this Agreement or on the ability of Buyer to perform its obligations under this Agreement.

                  4.4. Litigation. There are no actions, suits, investigations, arbitrations, or proceedings pending, or threatened, against Buyer or A&T, at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or on the ability of Buyer or A&T to perform their obligations under this Agreement.

                  4.5. Purchase for Investment. The Common Stock of the Company will be acquired by Buyer for its own account for the purpose of investment. Each of Buyer and A&T are sophisticated investors with such knowledge and experience in financial and business matters, and have had access to information of the Company as set forth in this Agreement.

                  4.6. Capital Stock of the Buyer.

                  4.6.1. Schedule 4.6.1 contains a true and complete list of the authorized capital stock of the Buyer, identifying the type of stock, the par value thereof, the amount issued, the amount outstanding, and the owner thereof.

                  4.6.2. The capital stock of Buyer set forth in Schedule 4.6.1 constitutes all of the issued and outstanding capital stock of the Buyer, and there are no other shares of capital stock or other equity securities of the Buyer outstanding. Except as disclosed in Schedule 4.6.2, none of the capital stock of Buyer has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as disclosed in Schedule 4.6.2, there are no outstanding warrants, options, phantom stock rights, convertible or exchangeable securities or other commitments or Contracts of any kind

(other than this Agreement) pursuant to which: (i) Buyer or any Buyer Party is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Buyer; or (ii) give any Person the right to participate in the equity, income, voting or election of directors or officers of the Buyer.

            5. COVENANTS OF SELLERS

            Sellers covenant and agree with Buyer that Sellers will comply with all covenants and provisions of this Section 5, except to the extent Buyer may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

                  5.1. Employee Matters. Except as may have been required by Law during the period commencing on July 1, 1997 and ending on the Closing Date, Sellers refrained, and have caused the Company to refrain, from directly or indirectly:

                              (a) making any representation or promise, oral or
written, to any officer, director, or employee of the Company concerning any Employee Benefit Plan, Pension Plan, or the terms, or continuity, of employment after the Closing Date;

                              (b) paying, or agreeing to pay, to Sellers any
bonus or other payment of a similar nature, or any severance, termination, parachute or similar payment;

                              (c) making any change to, or amending in any way,
the Contracts, salaries, wages, or other compensation of any officer, director or employee of the Company other than changes or amendments that are made in the ordinary course of business and consistent with past practice;

                              (d) adopting, entering into, amending, altering,
or terminating, partially or completely, any Employee Benefit Plan or Pension Plan relating to or affecting any employee of the Company;

                              (e) approving any general or company-wide pay
increases for officers, directors or employees of the Company;

                              (f) entering into any Contract with any officer,
director or employee of the Company;

                              (g) assuming or entering into labor or collective
bargaining Contract;

                              (h) hiring, or promoting from within, any officer
or director;

                              (i) except as set forth in Schedule 5.1(i) hiring
any employee, of the Company whose annual compensation exceeds $50,000 without obtaining Buyer's consent; or

                              (j) implementing a "mass layoff" or "plant
closing" as defined by WARN with respect to the Company.

                  5.2. Participation in Benefit Plans.

                       5.2.1. Buyer will recognize each Plan Participant's service prior to the Closing with the Company (to the extent recognized under Seller's corresponding plans and to the extent Buyer does not continue similar corresponding plans) as service with Buyer in connection with: (i) any waiting period and eligibility requirements under any welfare benefit plan available to employees of Buyer and its subsidiaries; and (ii) any eligibility and vesting requirements under any pension plan available to employees of Buyer and its subsidiaries.

                  5.3. Tax Matters. Sellers have refrained, and have caused the Company to refrain from making, filing, or entering into (whether before or after the Closing) any election, consent, or agreement described in Section 3.12 hereof with respect to the Company or any of its Assets. Sellers will refrain from making an election to reattribute any losses of the Company under Treasury Regulation Section 1.1502-20(g).

                  5.4. Use of Name. From and after the Closing Date, Sellers have refrained, and have caused their Affiliates to refrain, from using in the conduct of their respective business, operations, or affairs the name "UP Inc." or any derivation thereof or any other Trademark that is confusingly or deceptively similar thereto.

                  5.5. Books and Records. On the Closing Date, Sellers will deliver to Buyer all Books and Records of the Company. If, at any time after the Closing, Sellers discover in their possession or under its control any other Books and Records of the Company, Sellers will forthwith deliver such Books and Records to Buyer.

                  5.6. Automobile Leases. Sellers shall use their best efforts to obtain an assignment of the automobile leases enumerated on Schedule 5.6 (the "Automobile Leases") from the Company to the individual Seller or the Company's employee, as the case may be, or a refinancing of the Automobile Leases such that the Company will not be liable therefor, prior to the Closing Date. In the event Sellers are unable to obtain the assignment or refinancing of the Automobile Leases prior to the Closing Date, Sellers shall obtain such assignment or refinancing of the Automobile Leases promptly following the Closing Date. The Sellers shall be solely responsible for making any and all payments under the Automobile Leases following the Closing.

                  5.7. Mind Q Agreement. Prior to Closing, Sellers shall obtain from Mind Q Publishing, Inc. ("Mind Q") a written release or waiver of the Company's requirement to make an annual investment of $75,000 in Mind Q, as required by Section 4(e) under that certain Licensing and Software Agreement, dated February 20, 1996 by and between Mind Q and the Company (the "Mind Q Agreement"). In the event Sellers are unable to obtain the written release or waiver from Mind Q prior to Closing Date, Sellers shall obtain such written release or waiver promptly following the Closing Date. The Sellers shall be solely responsible for making any and all payments under the Mind Q Agreement following the Closing Date.

                  5.8. Net Worth. Sellers have caused the Company to have a Net Worth of at least $846,000 immediately prior to the Closing.

                  5.9. Release of Option Claims. Sellers shall obtain from each of the persons whose names are set forth on Schedule 3.6.4, a release of any claims he or she may have against the Company and its successors and assigns arising out of the verbal commitment to issue options or references to stock options in their employment agreements within 30 days following the Closing Date.

            6. COVENANTS OF BUYER

            Buyer and A&T covenants and agrees with Sellers that Buyer and A&T will comply with those applicable covenants and provisions of this Section 6, except to the extent Sellers may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

                  6.1. Board Representation of Sellers' Representative.

                       6.1.1. Buyer and A&T covenant and agree to cause a representative selected by Sellers to be elected to Buyer's board of directors, effective as of the Closing Date. Buyer and A&T covenant and agree that such representative shall continue to be elected and may serve as a director for so long as (i) any Seller is employed by Buyer, A&T or any Affiliate of A&T; and
(ii) Sellers continue to hold all of the Contingent Stock Payment Sellers elect to receive pursuant to the Contingent Stock Election.

                       6.1.2. Sellers hereby designate Robic as their representative. At any time, Sellers may notify Buyer by a written instrument signed by all of the Sellers of their desire to substitute another of the Sellers to serve as their representative

                  6.2. Authorization and Reservation of Shares. Buyer covenants and agrees that it has authorized and reserved for issuance sufficient shares of its Common Stock to deliver to Sellers as Sellers may be entitled to receive pursuant to the Contingent Stock Election set forth above. Such shares have been validly authorized and when, as and if issued in accordance with the provisions hereof will be validly issued and outstanding, fully paid and nonassessable.

                  6.3. Guarantee of Buyer's Obligations. A&T hereby guarantees to Sellers the performance of all obligations of Buyer under this Agreement and in any schedule or attachment hereto.

            7. CONDITIONS TO OBLIGATIONS OF BUYER

            The obligations of Buyer hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Buyer). Each Seller will use all commercially reasonable efforts to: (a) fulfill, at or before the Closing, such of the following conditions (or portions thereof) over which it has control; and
(b) cause the representations and warranties made by Sellers and the Company in this Agreement to be true at all times before the Closing Date.

                  7.1. Representations and Warranties. The representations and warranties made by each Seller in this Agreement, and in the certificates delivered by such Seller pursuant to this Agreement, shall be true in all respects as of the date hereof and shall be true in all respects on and as of the Closing Date as though such representations, warranties, and statements were made on and as of the Closing Date, except, in each case, where the absence of such condition would not have a Material Adverse Effect on the Company as of the date hereof.

                  7.2. Performance. Each Seller shall have performed and complied in all respects with all agreements and conditions required by this Agreement to be so performed or complied with by such Seller at or before the Closing, except, in each case, where the absence of such condition would not have a Material Adverse Effect on the Company as of the date hereof.

                  7.3. Officer's Certificates. The Company shall have delivered to Buyer a certificate of an officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.11 and 7.12 hereof. In addition, the
Company shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by the secretary of the Company, certifying that the Company has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this

Agreement, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the board of directors of the Company with respect to this Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

                  7.4. No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental agency restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

                  7.5. No Proceeding or Litigation. There shall not be instituted, pending, or threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental authority, or other Person to: (a) restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement; or (b) recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation of the transactions contemplated hereby.

                  7.6. Consents and Authorizations.

                       7.6.1. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to Section 4.3(c) hereof and necessary to permit Buyer to perform its obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                       7.6.2. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed in Schedule 3.1.3 and such others as are necessary to permit each Seller to perform his obligations under this Agreement and to consummate the transactions contemplated hereby and to enable the Company to continue to conduct its business without any interruption on or after the Closing shall have been obtained and shall be in full force and effect.

                  7.7. No Adverse Change. Since September 30, 1997, there shall not have been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a Material Adverse Effect.

                  7.8. Opinion of Counsel. Sellers shall have delivered to Buyer the opinion, dated the Closing Date, of Michael C. Fox, Esq. as counsel to Sellers, to the effect set forth in Exhibit B.1 hereto.

                  7.9. Stock Certificates. Sellers shall have delivered to Buyer one or more stock certificates representing all of the issued and outstanding Common Stock, endorsed by the appropriate Seller and accompanied by stock powers executed in blank.

                  7.10. Access to Assets. Immediately upon the completion of the Closing, Buyer shall be entitled to unrestricted and unconditional control of and access to the Company and its Assets.

                  7.11. Net Worth. The Company shall have a Net Worth of at least $846,000 on the Closing Date.

                  7.12. Employment Agreements. Sellers shall have executed employment agreements with Robic, Weatherwax and Krom in the form of Exhibit C to this Agreement.

            8. CONDITIONS TO OBLIGATIONS OF SELLERS

            The obligations of Sellers hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers). Buyer will use all commercially reasonable efforts to: (a) fulfill, at or before the Closing, such of the following conditions (or portions thereof) over which it has control; and
(b) cause the representations and warranties made by Buyer in this Agreement to be true at all times before the Closing Date.

                  8.1. Representations and Warranties. The representations and warranties made by Buyer and A&T in this Agreement shall be true in all respects as of the date hereof and shall be true on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, except, in each case, where the absence of such condition would not have a Material Adverse Effect on the Company as of the date hereof.

                  8.2. Performance. Buyer and A&T shall have performed and complied in all respects with all agreements and conditions required by this Agreement to be so performed or complied with by Buyer or A&T at or before the Closing, except, in each case, where the absence of such condition would not have a Material Adverse Effect on the Company as of the date hereof.

                  8.3. Officer's Certificates. Buyer and A&T shall have delivered to Sellers certificates of an officer of Buyer and A&T, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 8.1, 8.2, 8.4, 8.5, 8.6, and 8.7 hereof. In addition, Buyer and A&T shall have delivered to Sellers a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Buyer, certifying that Buyer and A&T has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and its performance of its obligations under this Agreement.

                  8.4. No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental agency restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

                  8.5. No Proceeding or Litigation. There shall not be instituted, pending, or threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental authority, or other Person to: (a) restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement; or (b) recover any Damages or obtain other relief as a result of this Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation of the transactions contemplated hereby.

                  8.6. Consents and Authorizations.

                       8.6.1. All orders, consents, permits, authorizations, approvals, and waivers of every governmental authority disclosed pursuant to
Section 3.21 hereof and necessary to permit Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                       8.6.2. All orders, consents, permits, authorizations, approvals, and waivers of every governmental authority disclosed pursuant to
Section 4.3 hereof and necessary to permit Buyer to perform its obligations under this Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                  8.7. Opinion of Counsel. Buyer shall have delivered to Sellers the opinion, dated the Closing Date, of Cummings and Lockwood, as counsel to Buyer, to the effect set forth in Exhibit B.2 hereto.

                  8.8. Stock Authorizations. Buyers shall have delivered to Seller certified copies of the Buyer's certificate of incorporation from the Secretary of State of Delaware as evidence that sufficient number of shares of common stock of Buyer have been authorized, and such certified copies of actions by written consent, or resolutions of meetings, approving such authorized stock and reserving sufficient shares for issuance as may be necessary to satisfy Sellers' Contingent Stock Election.

                  8.9. Employment Agreements. Buyer shall have executed employment agreements with Robic, Weatherwax and Krom in the form of Exhibit C to this Agreement.

            9. SURVIVAL OF PROVISIONS

                  9.1. Survival of Representations and Warranties. Subject to
Section 9.3 and Section 9.4 hereof, the representations and warranties respectively made by the parties in this Agreement, and in any certificate delivered pursuant to this Agreement, will survive the Closing, and will remain in full force and effect thereafter for a period of:

                              (a) three years after the Closing Date except with
respect to those matters identified in Section 9.4;

                              (b) with respect to those matters identified in
Section 9.4 until 60 days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) regarding the matters covered by the representation or warranty and the right of Buyer to make a claim against Sellers for a breach thereof.

                  9.2. Survival of Covenants and Agreements. Subject to Section
9.3 and Section 9.4 hereof, all agreements respectively made by Sellers and Buyer in this Agreement to be performed after the date hereof will survive the Closing, and will remain in full force and effect thereafter:

                              (a) until three years after the Closing Date
except with respect to those matters identified in Section 9.4; and

                              (b) with respect to those matters identified in
Section 9.4 until 60 days after the expiration of all applicable statutes of limitations (including all periods of extension, whether automatic or permissive) regarding the matters covered by the covenant or agreement and the right of Buyer to make a claim against Sellers for a breach thereof.

                  9.3. Pursuit of Claims; Indemnification Not Affected by Knowledge. Notwithstanding the foregoing, any representation, warranty, or agreement as to which a bona-fide claim for indemnification has been asserted in accordance with Section 10 hereof during the applicable survival period set forth in Section 9.1 or 9.2 hereof will (with respect to such claim) survive, and such claim may be pursued, beyond the expiration of such survival period until such claim is resolved by final, nonappealable judgment or by settlement. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, agreements and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

                  9.4. Exceptions to Sections 9.1 and 9.2. The representations, warranties, covenants, agreements, Damages and Liabilities under the following sections shall not be included in the survival periods set forth in Sections 9.1(a) and 9.2(a) above:

                              (a) The representations, warranties, covenants,
agreements and claims arising from or related to Employee or ERISA-related Liabilities for which Buyer is entitled to indemnification under Section 10.1(b), (c) or (d) or any breach of the representations and warranties under
Section 3.15 or breach of the covenants contained in Sections 5.1 or 5.2 hereof;


                              (b) The representations, warranties, covenants,
agreements and claims arising from or related to Taxes or claims arising from or related to Taxes for which Buyer is entitled to indemnification under Section 10.1(f) or any breach of the representations and warranties under Section 3.12 or breach of the covenants contained in Section 5.3 hereof;

                              (c) The representations, warranties, covenants,
agreements and claims arising from or related to any automobile leases of the Company for which Buyer is entitled to indemnification under Section 10.1(a) or any breach of the covenants contained in Section 5.6 hereof.

                              (d) The representations, warranties, covenants and
agreements and claims arising from or related to the Mind Q Agreement for which

Buyer is entitled to indemnification under Section 10.1(a) or any breach of the covenants contained in Section 5.7 hereof.

            10. INDEMNIFICATION

                  10.1. Indemnification by Sellers. Subject to the provisions of Sections 10.3 and 10.5 hereof and Section 9 hereof, Sellers will indemnify and hold harmless each Buyer Party (whether or not such Buyer Party owns any Common Stock of the Company), pro rata in proportion to the number of shares of Common Stock sold by each Seller at the Closing, in respect of any and all Damages resulting from or relating to each of the following:

                              (a) any breach by Sellers of any representation,
warranty, covenant or agreement made by Sellers in this Agreement, or in any certificate delivered by Sellers in connection with this Agreement or the failure by Sellers to meet any condition in Section 7 hereof;

                              (b) any liability related to any Employee Benefit
Plan or Pension Plan, or ERISA-related matters or the severance of any employees of the Company before the Closing;

                              (c) the employment (including the initial hiring
and all terms, conditions, and events relating to the ongoing employment) or termination of employment (including constructive termination) by Sellers or the Company of any individual (including without limitation any current or former employee of the Company) attributable to any action or inaction occurring before the Closing;

                              (d) any claim by any current or former employee of
the Company for any type of benefits under any Law, including without limitation workers' compensation, unemployment, temporary disability, and social security, that is based on employment by the Company before the Closing;

                              (e) any Liability of the Company incurred prior to
the Closing which was not disclosed to Buyer pursuant to Section 3 hereof if such disclosure was required to be disclosed pursuant thereto; and

                              (f) any Liability of the Company for Taxes or
Environmental Claims related to the period before the Closing.

                              (g) any sums paid by the Company, Buyer or A&T in
excess of $100 per person to obtain releases of claims related to the Company's

1996 Stock-Based Compensation Plan or the entitlement to stock options under said plan, an employment agreement or otherwise.

                  10.2. Indemnification by Buyer. Subject to the provisions of Sections 9, 10.3 and 10.5 hereof, Buyer and A&T will indemnify and hold harmless each Seller Party (whether or not such Seller Party sells any Common Stock of the Company) in respect of any and all Damages resulting from or relating to each of the following:

                              (a) any breach by Buyer of any representation or
warranty in Section 4, or covenant in Section 6 made by Buyer in this Agreement or in any certificate delivered by Buyer in connection with this Agreement or the failure by Buyer to meet any condition in Section 8 hereof;

                              (b) except to the extent covered by Sellers'
indemnification set forth in Section 10.1, any material liability related to any Employee Benefit Plan or Pension Plan, or ERISA-related matters or the severance of any employees of the Company after the Closing;

                              (c) except to the extent covered by Sellers'
indemnification set forth in Section 10.1, the employment (including the initial hiring and all terms, conditions, and events relating to the ongoing employment) or termination of employment (including constructive termination) by Buyer or the Company of any individual (including without limitation any current or former employee of the Company) attributable to any action or inaction first occurring after the Closing; and

                              (d) except to the extent covered by Sellers'
indemnification set forth in Section 10.1, any claim by any current or former employee of the Company for any material amount of benefits under any Law, including without limitation workers' compensation, unemployment, temporary disability, and social security, that is based on employment by the Buyer or the Company after the Closing.

                  10.3. Basket. Sellers shall not be required to indemnify Buyer pursuant to Section 10.1 unless and until the aggregate amount of the Damages and/or Liabilities suffered or incurred by Buyer exceeds $75,000 (the "Basket"). In the event that the aggregate amount of such Damages and Liabilities exceeds the Basket, Sellers shall indemnify Buyer with respect to the amount of such Damages and Liabilities in excess of the Basket.

                  10.4. Non-Basket. The Damages and/or Liabilities under the following sections shall not be included in the calculation of the Basket.

                              (a)   Claims arising from or related to
the Automobile Leases for which Buyer is entitled to indemnification under Section 10.1(a) and Section 5.6;

                              (b)   Claims arising from or related to
the Mind Q Agreement for which Buyer is entitled to indemnification under Section 10.1(a) and Section 5.7; and

                              (c)   Claims arising from, or related to,
employee claims for stock, stock options or cash related thereto for which Buyer is entitled to indemnification under Section 10.1(g).

                  10.5. Cap. The liability of Sellers for Damages and Liabilities under Section 10.1 shall not exceed the aggregate amount of the Purchase Price actually received by the Sellers.

                  10.6. Indemnification Procedures.

                       10.6.1. If an Indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to Section 10.1 or 10.2 hereof and such matter involves: (i) any claim made against the Indemnitee by any Person or entity other than a Buyer Party or a Seller Party; or (ii) the commencement of any action, suit, investigation, arbitration, or similar proceeding against the Indemnitee by any Person other than a Buyer Party or a Seller Party, the Indemnitee will give the Indemnifying Party prompt written notice of such claim or the commencement of such action, suit, investigation, arbitration, or similar proceeding. Such notice will: (i) provide (with reasonable specificity) the basis on which indemnification is being asserted; (ii) set forth the actual or estimated amount of Damages for which indemnification is being asserted, if known; and (iii) be accompanied by copies of all relevant pleadings, demands, and other papers served on the Indemnitee. The failure to provide the notice promptly will not relieve the Indemnifying Party of its obligations under this
Section 10 except to the extent of any Damages that would not have been incurred if the notice had been given promptly.

                       10.6.2. The Indemnifying Party will have a period of 30 days after the delivery of each notice delivered pursuant to Section 12.1 hereof during which to respond to such notice. If the Indemnifying Party elects to defend the claim described in such notice or does not respond within such 30-day period, the Indemnifying Party will be obligated to settle or defend such claim, at its own expense and by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnitee. The Indemnitee will cooperate fully with the Indemnifying Party and counsel for the Indemnifying Party in the defense against any such claim, and the Indemnitee will have the right to participate at its own expense in the defense of any such claim. If the Indemnifying Party responds within such 30-day period and elects not to defend such claim, the Indemnitee will be free to settle or defend (and control the defense of) such claim and to pursue such remedies as may be available to the Indemnitee under applicable Law. The Indemnitee's settlement or defense will not relieve the Indemnifying Party of its obligations under this Section 10.

                       10.6.3. Any settlement of any claim (whether defended by the Indemnitee or by the Indemnifying Party) will require the prior written consent of the Indemnitee and the Indemnifying Party (which consent will not be unreasonably withheld). If, however, the Indemnitee refuses to consent to a reasonable and bona fide offer of settlement that the Indemnifying Party desires to accept, the Indemnitee may continue to pursue such claim, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee for the period continued by the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee will equal the amount of the offer of settlement that the Indemnifying Party desired to accept, plus the reasonable out-of-pocket expenses (except for expenses resulting from the Indemnitee's participation in any defense controlled by the Indemnifying Party) and other Damages incurred by the Indemnitee before the Indemnitee refused to accept the offer of settlement and any Damages incurred after the refusal to the extent they would have been covered by the indemnification in this Section 10 if the Indemnitee had not refused to accept the settlement.

                       10.6.4. If an Indemnitee becomes aware of any matter that it believes is indemnifiable pursuant to Section 10.1 or 10.2 hereof and such matter involves a claim or proceeding made by any Buyer Party or Seller Party against the Indemnitee, the Indemnitee will give the Indemnifying Party prompt written notice of such claim. Such notice will: (i) provide (with reasonable specificity) the bases for which indemnification is being asserted; and (ii) set forth the actual or estimated amount of Damages for which indemnification is being asserted. The failure to provide the notice promptly will not relieve the Indemnifying Party of its obligations under this Section 10 except to the extent any Damages that would not have been incurred if the notice had been given promptly. The Indemnifying Party will have a period of 30 days after the delivery of each notice required by this Section 10.5 during which to respond to such notice. If the Indemnifying Party accepts (in writing) full responsibility for the claim described in such notice, the actual or estimated amount of Damages reflected in such notice will be conclusively deemed a Liability that the Indemnifying Party owes, and will pay (in cash) upon demand, to the Indemnitee. If the Indemnifying Party has disputed such claim or does not respond within such 30-day period, the Indemnifying Party and the Indemnitee agree to proceed in good faith to negotiate a resolution of such dispute. If all such disputes are not resolved through negotiations within 30 days after such negotiations begin, either the Indemnifying Party or the Indemnitee may initiate litigation to resolve such disputes. If the Indemnifying Party does not respond within 30 days after delivery of any claim notice required by this Section 10.5, the Indemnitee may initiate litigation to resolve such claim.

                       10.6.5. The consummation of the transactions contemplated hereby will not result in an estoppel or waiver, except to the extent provided by Section 12 hereof, of the right of either Sellers or Buyer to indemnification under this Section 10.

                  10.7. Procedures Relating to Tax Indemnification. If a claim shall be made by any taxing authority, which, if successful, might result in an indemnifying payment to Buyer or Sellers or one of its Affiliates pursuant to
Section 10.1 or Section 10.2, the party receiving notice of such claim shall promptly notify the other party in writing of such claim (a "Tax Claim"). If notice of a Tax Claim is not given to the Indemnifying Party promptly after receipt of correspondence from any taxing authority requesting audit adjustments, or in reasonable detail to apprise the Indemnifying Party of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, such failure to provide notice promptly will not relieve the Indemnifying Party of its obligations under this
Section 10.6 except and to the extent that the failure to timely notify actually prejudices the Indemnifying Party's ability to contest such Tax Claim.

                  With respect to any Tax Claim, the Indemnifying Party shall control all proceedings taken solely in connection with such Tax Claim (including, without limitation, selection of and payment for counsel reasonably acceptable to Indemnitee) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that if: (i) the results of such proceedings, suit, contest, claim, hearing, compromise or proposed settlement could reasonably be expected to have a Material Adverse Effect on the assets, business, operations or financial condition of Buyer, the Company or any of their Affiliates or their ability to treat any income or losses in a particular manner for tax calculation purposes for taxable periods ending after the Closing Date; or (ii) any such proceedings, suit, contest, claim, hearing, compromise or proposed settlement or procedure involves Taxes other than Taxes subject to indemnification, the parties hereto shall consult and mutually agree on a reasonable good faith basis upon all aspects of the conduct of such matters. The Indemnitee and the Indemnifying Party and each Affiliate shall cooperate in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and the provision to the Indemnifying Party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

                  In no case shall the Indemnitee or any Affiliate settle or otherwise compromise any Tax Claim without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld.

                  10.8. Indemnification Payments. The parties agree that any payment required to be made under Section 10 will be paid within 10 days after request.

                  10.9. Escrow; Right of Set-Off. Upon notice to Sellers specifying in reasonable detail the basis for such set-off, Buyer and any Buyer Party may set off any amount to which they may be entitled under this Section 10 against amounts otherwise payable to Sellers or may give notice of a claim in such amount under the Escrow Agreement. Neither the exercise of, nor the failure to exercise, such right of set-off or to give a notice of a claim under the Escrow Agreement will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

            11. TERMINATION

                  11.1. Termination. Without limiting the rights or remedies that any party hereto may otherwise have, this Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                              (a) at any time before the Closing, by written
agreement of Sellers and Buyer;

                              (b) at any time after December 31, 1997, by
Sellers or Buyer if the transactions contemplated by this Agreement to be completed before the Closing have not been consummated on or before such date, by the party electing by written notice to terminate pursuant to this Section 11.1(b); or

                              (c) at any time before the Closing by Sellers or
Buyer if the other party has breached this Agreement, by the nonbreaching party electing by written notice to terminate pursuant to this Section 11.1(c).

                  11.2. Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.1 hereof: (a) the obligation of Buyer to purchase, and the obligation of Sellers to sell, the Common Stock will terminate; (b) the provisions of Sections 12.5, 12.7, and 12.8 hereof will continue to apply following any such termination; and (c) no party hereto will be relieved of any Liability for Damages that such party may have to the other party by reason of such party's breach of this Agreement (or any representation, warranty, covenant, or agreement included herein).

            12. MISCELLANEOUS

                  12.1. Contingent Stock Payment. In the event that Sellers elect to receive shares of Contingent Stock Payment under Section 2.3 hereof, Sellers shall deliver to the secretary of Buyer all of the following documents prior to the time when the Contingent Stock Payment is to be delivered:

                              (a) A notice in writing signed by Sellers stating
that Sellers have elected to receive the Contingent Stock Payment in shares of Buyer, in full or in part, such notice complying with all applicable provisions of this Agreement; and

                              (b) A bona fide written representation and
agreement, in the form attached hereto as Exhibit D;

                              (c) The Stockholders' Agreement, executed by each
of Sellers in the form attached to this Agreement as Exhibit E; and

                              (d) Prior to making their election to receive the
Contingent Stock Payment, Sellers shall be entitled to receive such information about Buyer as Buyer is required to provide by applicable provisions of Regulation D (or the equivalent rule or regulation then in effect) of the United States Securities and Exchange Commission.

                  12.2. Notices. Any notice or other communication given pursuant to this Agreement must be in writing and (a) delivered personally, (b) delivered by overnight express, or (c) sent by registered or certified mail, postage prepaid, as follows:

                              (a) If to Buyer:

                                  Interactive Media Corp.
                                  Route 2, P.O. Box 220
                                  North Stonington, CT 06359

                              (b) If to A&T:

                                  Analysis & Technology, Inc.
                                  Route 2, P.O. Box 220
                                  North Stonington, CT 06359
                                  Attention:  V. Lehman Woods, Senior Vice
                                              President, Contracts

                                  If to Buyer or A&T, with copies to:

                                  Cummings & Lockwood
                                  CityPlace I
                                  185 Asylum Street
                                  Hartford, Connecticut 06103
                                  Attention:  James I. Lotstein, Esq.

                              (c) If to Sellers:

                                  John A. Robic
                                  1901 Plantation Drive
                                  Great Falls, VA 22066

                                  M.A. Robert Weatherwax
                                  11427 Night Star Way
                                  Reston, VA 22094

                                  Kevin S. Krom
                                  13522 Wisteria Way
                                  Fairfax, VA 22033

                                  If to the Sellers, with copies to:

                                  Michael C. Fox, Esq.
                                  Law Offices of Michael C. Fox
                                  8300 Boone Boulevard
                                  Suite 500
                                  Vienna, VA 22182

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 12.2 will: (a) if delivered personally or by overnight express, be deemed given upon delivery; (b) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (c) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                  12.3. Covenant Not To Compete. Each Seller acknowledges that the goodwill of the Company is a substantial component of the Purchase Price being paid for each and every share sold under this Agreement and that if any Seller were to engage in any activity that violates his employment agreement with the Company, as the same may exist from time to time, or the post-termination covenants thereof, such activity would diminish the value of such goodwill and thereby diminish the value of the Company's shares purchased by Buyer from Sellers under this Agreement. Each Seller, therefore, covenants and agrees with Buyer that he shall take no action that contravenes such employment agreement, including but not limited to the covenants concerning competition, solicitation and trade secrets contained therein, whether or not his employment has been terminated and any shares held by him have been sold under this Agreement. Furthermore, each Seller agrees that should any Seller be in default of any of the provisions of such employment agreement at a time when the Buyer is indebted to him for the purchase of Common Stock pursuant hereto, Buyer shall be entitled to: (i) suspend payments immediately on the unpaid portion of the Purchase Price until the default is resolved by cure, injunction and/or payment of damages; and (ii) offset any damages sustained as a result of the default from the balance due.

                  12.4. Entire Agreement. Except for documents executed by the parties pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  12.5. Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 10 hereof), each of the parties hereto will pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

                  12.6. Public Announcements. At all times at or before the Closing, the parties will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or release to be made solely on behalf of a party. If the parties are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is, in the opinion of legal counsel to a party, required by Law or appropriate to discharge such party's disclosure obligations, then such party may make or issue the legally required or appropriate report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section
12.6 may be disclosed or otherwise provided by the parties to any Person, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

                  12.7. Confidentiality. Each of the parties will refrain, and will cause its respective officers, directors, employees and agents to refrain, from disclosing to any other Person any confidential documents or confidential information concerning the other party hereto furnished to it in connection with this Agreement or the transactions contemplated hereby, unless: (i) such disclosure is compelled by judicial or administrative process or by other requirements of Law and notice of such disclosure is furnished in advance to such other party hereto; (ii) either party hereto deems it advisable (upon advice of such party's legal counsel) to disclose any such confidential documents or information in connection with the requirements of any securities Law; or (iii) such confidential documents or information can be shown to have been (A) previously known by the party hereto receiving such documents or information, (B) in the public domain through no fault of such receiving party, or (C) later acquired by such receiving party from other public sources.

                  12.8. Brokers. Sellers will indemnify and hold harmless each Buyer Party in respect of any and all claims or demands for commission, compensation, or other Damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Sellers or the Company) claiming to have been engaged by Sellers or the Company in connection with the transactions contemplated by this Agreement, and Sellers will bear the cost of the reasonable out-of-pocket expenses incurred by each Buyer Party in investigating, defending against, or appealing any such claim or demand. Buyer will indemnify and hold harmless each Seller Party in respect of any and all claims or demands for commission, compensation, or other Damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Buyer) claiming to have been engaged by Buyer in connection with the transactions contemplated by this Agreement, and Buyer will bear the cost of the reasonable out-of-pocket expenses incurred by each Seller Party in investigating, defending against, or appealing any such claim or demand.

                  12.9. Further Assurances. The parties agree that, from time to time after the Closing, upon the reasonable request of the other, they will cooperate and will cause their respective Affiliates to cooperate with each other to effect the orderly transition of the business and operations of the Company. Without limiting the generality of the foregoing: (a) Sellers will provide, and will cause its Affiliates to provide, representatives of Buyer reasonable access to all Books and Records of Sellers and its Affiliates reasonably requested by Buyer in the preparation of any post-Closing financial statements, reports, or Tax Returns of the Company; (b) Sellers will provide such support as may reasonably be required for the orderly novation of contracts; and (c) each party hereto will execute such documents and instruments as the other party hereto may reasonably request containing terms and conditions mutually satisfactory to each party hereto to further effectuate the terms hereof. Sellers agrees to retain, until the third anniversary of the Closing Date, all Books and Records of Sellers that relate to the Company.

                  12.10. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

                  12.11. Amendment. This Agreement may be modified or amended only by a writing duly executed by or on behalf of the parties hereto.

                  12.12. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

                  12.13. Gender; Plurals, etc. Unless the context of this Agreement otherwise requires: (a) words of any gender are deemed to include each gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this Agreement; (d) the term "Section" refers to the specified Section of this Agreement; (e) the term "or" means "and/or"; and (f) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practice of the Company in each case consistent with past practices of such business, operations, and affairs.

                  12.14. Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of Sellers, Buyer, A&T, each Seller Party, each Buyer Party, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

                  12.15. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Connecticut (without regard to the principles of conflict of laws) applicable to a Contract executed and performable in such state.

                  12.16. Binding Effect. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

                  12.17. No Assignment. Neither this Agreement nor any right or obligation hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempt to do so will be void), except as otherwise specifically provided herein and that Buyer may assign all or any part of its rights or obligations hereunder to one or more of its Affiliates without the consent of Sellers; provided, however, that upon such assignment, Buyer will not be deemed to be released from any of its obligations hereunder.

                  12.18. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of the parties will not be materially and adversely affected thereby: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above by the parties hereto.

                                    INTERACTIVE MEDIA CORP.


                                    By: _______________________________________
                                        Name: David M. Nolf
                                        Title: Secretary

                                    ANALYSIS & TECHNOLOGY, INC.


                                    By: _______________________________________
                                        Name: David M. Nolf
                                        Title: Executive Vice President, Chief
                                        Financial & Administrative Officer

                                    SELLERS:


                                        _______________________________________
                                        John A. Robic

                                        _______________________________________
                                        M. A. Robert Weatherwax

                                        _______________________________________
                                        Kevin S. Krom